UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐    Soliciting Material Pursuant to §240.14a-12

Pebblebrook Hotel Trust

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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2 Bethesda Metro Center, Suite 1530
Bethesda, Maryland 20814

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF
PEBBLEBROOK HOTEL TRUST

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of Pebblebrook Hotel Trust (the “Company”) will be held on Wednesday, May 21, 2014 at 9:00 a.m., Eastern Time, at the DoubleTree by Hilton Bethesda-Washington DC, 8120 Wisconsin Avenue, Bethesda, Maryland 20814, for the following purposes:

1.	to elect the trustees of the Company to serve until our 2015 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	to ratify the appointment of KPMG LLP to serve as our independent registered public accountants for the year ending December 31, 2014;

3.	to approve, in an advisory and non-binding vote, the compensation of our named executive officers as disclosed in this proxy statement; and

4.	to consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.
Shareholders of record of the Company’s common shares of beneficial interest, $0.01 par value per share, at the close of business on February 26, 2014 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. If you wish to attend the Annual Meeting in person, please register in advance with Investor Relations by email at investors@pebblebrookhotels.com or by phone at (240) 507-1306. Attendance at the Annual Meeting will be limited to persons that register in advance and present proof of share ownership on the record date and picture identification. If you hold shares directly in your name as the shareholder of record, proof of ownership would include a copy of your account statement. If you hold shares through an intermediary, such as a broker, bank or other nominee, proof of share ownership would include a proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement. Additionally, if you intend to vote your shares at the Annual Meeting and hold your shares through an intermediary, you must request a “legal proxy” from your broker, bank or other nominee and bring the legal proxy to the Annual Meeting.
Pursuant to rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials through the Internet. On or about March 28, 2014, we expect to mail to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”), which will indicate how to access our proxy materials on the Internet.
Whether or not you plan to attend the Annual Meeting, your vote is very important, and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or through the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding all three methods of voting will be contained in the proxy card or the Notice that you receive. If you execute a proxy by telephone, through the Internet or by mailing in a proxy card, but later decide to attend the Annual Meeting in person, or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.
BY ORDER OF THE BOARD OF TRUSTEES
Raymond D. Martz
Secretary
Bethesda, Maryland
March 28, 2014

2 Bethesda Metro Center, Suite 1530
Bethesda, Maryland 20814

PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2014

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of trustees (the “Board of Trustees” or the “Board”) of Pebblebrook Hotel Trust (the “Company,” “we,” “us” or “our”) for use at our 2014 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the DoubleTree by Hilton Bethesda-Washington DC, 8120 Wisconsin Avenue, Bethesda, Maryland 20814, on Wednesday, May 21, 2014 at 9:00 a.m., Eastern Time, and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any adjournments or postponements thereof.
Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials through the Internet. On or about March 28, 2014, we expect to mail to our shareholders either (i) a copy of the Proxy Statement, the accompanying proxy card, our annual report to shareholders and a Notice of Internet Availability of Proxy Materials (the “Notice”) in connection with the solicitation of proxies by the Board of Trustees for use at the Annual Meeting and any adjournments or postponements thereof or (ii) the Notice only. On the date of mailing, we will make our Proxy Statement, including the Notice of Annual Meeting attached hereto, and our annual report to shareholders, which will include our Annual Report on Form 10-K for the year ended December 31, 2013 (the “Annual Report on Form 10-K”), publicly available on the Internet according to the instructions provided in the Notice.
If you received a Notice by mail, you will not receive a printed copy of the proxy materials other than as described herein. Instead, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice will also instruct you as to how you may submit your proxy through the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.
This Proxy Statement, the accompanying proxy card and our annual report to shareholders, which includes our Annual Report on Form 10-K with audited financial statements as of and for the year ended December 31, 2013, are first being sent to our shareholders on or about March 28, 2014.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on May 21, 2014: This Proxy Statement and our annual report to shareholders are available on the Internet at www.proxyvote.com. On this site, you will be able to access this Proxy Statement, our annual report to shareholders, including our Annual Report on Form 10-K, and any amendments or supplements to the foregoing material that are required to be furnished to shareholders.

QUESTIONS AND ANSWERS
Q.    How will we solicit proxies for the Annual Meeting?

A.
We are soliciting proxies by mailing this Proxy Statement and proxy card to our shareholders. In addition to solicitation by mail, some of our trustees, officers and employees may make additional solicitations by telephone or in person without extra compensation. We will pay the solicitation costs and will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.

We will employ Broadridge Financial Solutions to receive and tabulate the proxies.
Q.    Who is entitled to vote?

A.
All holders of record of our common shares of beneficial interest, $0.01 par value per share (“Common Shares”), as of the close of business on February 26, 2014, which is the record date, are entitled to vote at the Annual Meeting.

Q.    What is the quorum for the Annual Meeting?

A.
A quorum at the Annual Meeting will consist of a majority of the votes entitled to be cast by the holders of all outstanding Common Shares. No business may be conducted at the meeting if a quorum is not present. As of the record date, 63,895,085 Common Shares were issued and outstanding. If less than a majority of our outstanding Common Shares entitled to vote are represented at the Annual Meeting, the chairperson of the meeting may adjourn or postpone the Annual Meeting to another date, time or place, not later than 120 days after the original record date of February 26, 2014. Notice need not be given of the new date, time or place if announced at the meeting before an adjournment or postponement is taken.

Q.    How many votes do I have?

A.	You are entitled to one vote for each whole Common Share you held as of the record date. Our shareholders do not have the right to cumulate their votes for trustees.
Q.    How do I vote?

A.
You may vote by Internet, by telephone, by mail or in person at the Annual Meeting. Authorizing your proxy by one of the methods described below will not limit your right to attend the Annual Meeting and vote your Common Shares in person. Your proxy (one of the individuals named in your proxy card) will vote your Common Shares per your instructions. If you fail to provide instructions on a properly submitted proxy, your proxy will vote, as recommended by the Board of Trustees, in favor of (FOR ALL) the trustee nominees, in favor of (FOR) the ratification of the appointment of KPMG LLP as our independent registered public accountants, and in favor of (FOR) the approval of the compensation of our named executive officers.

By Internet – before 11:59 PM Eastern Time on May 20, 2014
You may vote via the Internet by going to www.proxyvote.com and following the instructions on the screen. Have your Notice or proxy card available when you access the web page.
By Telephone – before 11:59 PM Eastern Time on May 20, 2014
You may vote by telephone by calling the toll-free telephone number on your proxy card (1‑800‑690‑6903), which is available 24 hours a day, and following prerecorded instructions. Have your proxy card available when you call. If you hold your Common Shares in street name, your broker, bank, trustee or other nominee may provide additional instructions to you regarding voting your Common Shares by telephone.

By Mail – proxy card must be received by May 20, 2014
If you received your proxy materials by mail, you may vote by mail by marking the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope provided, or returning it to Pebblebrook Hotel Trust, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.
In Person – only at the Annual Meeting on May 21, 2014
If you wish to attend the Annual Meeting, please register in advance with Investor Relations by email at investors@pebblebrookhotels.com or by phone at (240) 507-1306. Attendance at the Annual Meeting will be limited to persons that register in advance and present proof of share ownership as of the record date and picture identification. If you hold Common Shares directly in your name as the shareholder of record, proof of ownership would include a copy of your account statement. If you hold Common Shares through an intermediary, such as a broker, bank or other nominee, proof of share ownership would include a proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement. Additionally, if you intend to vote your Common Shares at the meeting and hold your Common Shares through an intermediary, you must request a “legal proxy” from your broker, bank or other nominee and bring that legal proxy to the meeting.
Q.    How do I vote my Common Shares that are held by my broker?

A.
If you have Common Shares held by a broker, you may instruct your broker to vote your Common Shares by following the instructions that the broker provides to you. Most brokers allow you to authorize your proxy by mail, telephone and the Internet.

Q.    On what am I voting?

A.	You will be voting on:

•	Proposal 1: the election of seven trustees to hold office until our 2015 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

•	Proposal 2: the ratification of the appointment of KPMG LLP to serve as our independent registered public accountants for the year ending December 31, 2014; and

•
Proposal 3: the approval, by advisory and non-binding vote, of the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables contained in this Proxy Statement).

Q.	What vote is required to approve the proposals, assuming that a quorum is present at the Annual Meeting?
A.

Proposal	Vote Requirement
Proposal 1: Election of Trustees
The vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of a trustee. For purposes of this vote, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Proposal 2: Ratification of Appointment of Independent Registered Public Accountants
The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is necessary to ratify the appointment of the Company’s independent registered public accountants, which is considered a routine matter. For purposes of this vote, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

Proposal 3: Approval, by Advisory and Non-binding Vote, of Executive Compensation (“Say-On-Pay”)
The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is necessary to approve, by non-binding vote, the compensation of our named executive officers. For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. Although the advisory vote is non-binding, the Board of Trustees will review the results of the vote and will take them into account in making determinations concerning executive compensation.

Q.	How are abstentions and broker non-votes treated?

A.
A “broker non-vote” occurs when a bank, broker or other holder of record holding Common Shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Pursuant to Maryland law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not count “for” or “against” Proposals 1 and 3 and thus will have no effect on the result of the voting on these proposals. Abstentions will not count “for” or “against” Proposal 2 and thus will have no effect on the result of the voting on this proposal.

Under the rules of the New York Stock Exchange (the “NYSE”), brokerage firms may have the discretionary authority to vote their customers’ Common Shares on certain routine matters for which they do not receive voting instructions, including the ratification of independent auditors, and thus brokers may vote on Proposal 2. The NYSE has stated that the uncontested election of trustees is no longer considered a “routine” matter for purposes of broker discretionary voting. The SEC has specifically prohibited broker discretionary voting with respect to the advisory vote on executive compensation.

Q.	Will there be any other items of business on the agenda?

A.
The Board of Trustees does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the Board of Trustees. In the event that any other matter should properly come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed proxy will have authority to vote all proxies with respect to such matters in their discretion.

Q.	What happens if I submit my proxy without providing voting instructions on all proposals?

A.
Proxies properly submitted will be voted at the Annual Meeting in accordance with your directions. If a properly submitted proxy does not provide voting instructions on a proposal, the proxy will be voted to elect (FOR ALL) all of the trustee nominees listed in “Proposal 1 – Election of Trustees,” in favor of (FOR) “Proposal 2 – Ratification of Appointment of Independent Registered Public Accountants” and in favor of (FOR) “Proposal 3 – Approval, by Advisory and Non-binding Vote, of Executive Compensation (“Say-On-Pay”).”

Q.	Will anyone contact me regarding this vote?

A.
No arrangements or contracts have been made with any solicitors as of the date of this Proxy Statement, although we reserve the right to engage solicitors if we deem them necessary. Solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.

Q.	Who has paid for this proxy solicitation?

A.
We have paid the entire expense of preparing, printing and mailing the proxy materials and any additional materials furnished to shareholders. Proxies may be solicited by our trustees, officers or employees personally or by telephone without additional compensation for such activities. We also will request persons, firms and corporations holding Common Shares in their names or in the names of their nominees, which are beneficially owned by others, to send appropriate solicitation materials to such beneficial owners. We will reimburse such holders for their reasonable expenses.

Q.	May shareholders ask questions at the Annual Meeting?

A.	Yes. There will be time allotted at the meeting when our representatives will answer questions from the floor.

Q.	What does it mean if I receive more than one proxy card?

A.
It probably means your Common Shares are registered differently and are in more than one account. Sign and return, or vote by Internet or phone, all proxy cards to ensure that all your Common Shares are voted.

Q.	Can I change my vote after I have voted?

A.
Yes. A shareholder may revoke a proxy at any time prior to its exercise by filing with our corporate secretary a duly executed revocation of proxy, by properly submitting by mail, phone or Internet a proxy to our corporate secretary bearing a later date or by appearing at the meeting and voting in person. Proxies properly submitted by mail, phone or Internet do not preclude a shareholder from voting in person at the meeting. Attendance at the meeting will not by itself constitute revocation of a proxy.

Q.	Can I find additional information on the Company’s website?

A.
Yes. Our Internet website is located at www.pebblebrookhotels.com. Although the information contained on our website is not part of this Proxy Statement, you can view additional information on the website, such as our corporate governance guidelines, our code of business conduct and ethics, charters of the committees of the Board and reports that we file with the SEC.

PROPOSAL 1: ELECTION OF TRUSTEES
The Board of Trustees consists of seven members who serve for a term of one year and until their successors are duly elected and qualified. The term of membership expires at each Annual Meeting of Shareholders.
The Board of Trustees has nominated each of our seven current trustees, Jon E. Bortz, Cydney C. Donnell, Ron E. Jackson, Phillip M. Miller, Michael J. Schall, Earl E. Webb and Laura H. Wright (each, a “Nominee” and, collectively, the “Nominees”), for election as a trustee to serve until the 2015 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified. The Board of Trustees anticipates that each Nominee will serve, if elected, as a trustee. However, if any person nominated by the Board of Trustees is unable or unwilling to serve, the proxies will be voted for the election of such other person or persons as the Board of Trustees may recommend.
THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “FOR ALL” NOMINEES IN PROPOSAL 1.
Information Regarding the Nominees
We believe that all of the Nominees are intelligent, experienced, collegial, insightful and proactive with respect to management and risk oversight, and that they exercise good judgment. The biographical descriptions below set forth certain information with respect to each Nominee, including the experience, qualifications, attributes or skills of each Nominee that led us to conclude that such person should serve as a trustee. Six of our current trustees have served on the Board since the completion of our initial public offering of Common Shares (our “IPO”) in December 2009. Mr. Bortz, our Chairman, President and Chief Executive Officer, has served on the Board since our inception on October 2, 2009.

Name	Age	Background Information
Jon E. Bortz Chairman of the Board, President and Chief Executive Officer	57
Mr. Bortz has served as our Chairman of the Board, President and Chief Executive Officer since our formation in October 2009. Mr. Bortz served as President, Chief Executive Officer and a Trustee of LaSalle Hotel Properties, a publicly traded hotel REIT, from its formation in April 1998 until his retirement in September 2009. In addition, Mr. Bortz served as Chairman of the Board of LaSalle Hotel Properties from January 1, 2001 until his retirement.
Prior to forming LaSalle Hotel Properties, Mr. Bortz founded the Hotel Investment Group of Jones Lang LaSalle Incorporated in January 1994 and as its President oversaw all of Jones Lang LaSalle’s hotel investment and development activities. From January 1995 to April 1998, as Managing Director of Jones Lang LaSalle’s Investment Advisory Division, he was also responsible for certain East Coast development projects. From January 1990 to 1995, he was a Senior Vice President of Jones Lang LaSalle’s Investment Division, with responsibility for East Coast development projects and workouts. Mr. Bortz joined Jones Lang LaSalle in 1981. He is a current member of the Executive Committee of the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, and serves on the board of trustees of Federal Realty Investment Trust and the board of directors of Metropark USA, Inc. Mr. Bortz holds a B.S. in Economics from The Wharton School of the University of Pennsylvania and is a Certified Public Accountant (inactive).
Among other qualifications, Mr. Bortz brings to the Board of Trustees executive leadership experience, including his long and distinguished career as chairman and chief executive of a publicly traded REIT in the lodging industry, along with extensive experience in hotel asset management and development.

Cydney C. Donnell Independent Trustee	54
Ms. Donnell has served on the Board since the completion of our IPO in December 2009. She has been an Executive Professor at the Mays Business School of Texas A&M University since August 2004, where she currently serves as Director of Real Estate Programs and the Associate Department Head – Finance. Ms. Donnell joined the Mays School in January 2004. Ms. Donnell was formerly a principal and Managing Director of European Investors/E.I.I. Realty Securities, Inc., or EII. Ms. Donnell served in various capacities at EII and was Chair of the Investment Committee from 2002 to 2003, the Head of the Real Estate Securities Group and Portfolio Manager from 1992 to 2002 and Vice President and Analyst from 1986 to 1992. Prior to joining EII, she was a real estate lending officer at RepublicBanc Corporation in San Antonio from 1982 to 1986. She currently serves as a member of the Executive Committee, the Nominating and Corporate Governance Committee and the Compensation Committee of the Board of Directors of American Campus Communities, a publicly traded, student-housing REIT, as a member of the Valuation, Nominating and Compensation, and Audit Committee of the Board of Directors of Madison Harbor Balanced Strategies, Inc., a real estate fund of funds registered under the Investment Company Act of 1940, and as a member of the Audit Committee of the Board of Trustees of the Employee Retirement System of Texas, of which she is a former Chair. Ms. Donnell has served on the Board and Institutional Advisory Committee of NAREIT. Ms. Donnell received a B.B.A. from Texas A&M University and an M.B.A. from Southern Methodist University.
Among other qualifications, Ms. Donnell brings to the Board executive leadership experience, including experience in the public real estate industry and investment experience in publicly traded real estate securities, along with experience from teaching corporate governance at the business school level.

Ron E. Jackson Independent Trustee	71
Mr. Jackson has served on the Board since the completion of our IPO in December 2009. Mr. Jackson is the President and Chief Executive Officer of Meadowbrook Golf, a multi-faceted golf company with divisions in golf turf equipment, golf maintenance and golf operations. Prior to joining Meadowbrook Golf in January 2001, Mr. Jackson was the President and Chief Operating Officer of Resort Condominiums International, or RCI, a Cendant Company with 2,600 resorts in 109 countries. Prior to RCI, Mr. Jackson was the Chief Operating Officer of Chartwell Leisure, a hotel owner/operator and developer. Prior to Chartwell Leisure, Mr. Jackson was the founder, President and Chief Executive Officer of Sunbelt Hotels and Sunbelt Management Company, which was the largest franchisee of Hilton Hotels in the United States. Mr. Jackson received a B.S. in Finance and Marketing from Brigham Young University and an M.B.A. from the University of Utah.
Among other qualifications, Mr. Jackson brings to the Board executive leadership experience, including his experience as a chief executive of a large company in the golf industry, along with significant experience as a senior executive in the lodging and resort industry.

Phillip M. Miller Independent Trustee	61
Mr. Miller has served on the Board since May 2011. Mr. Miller is Global Head - Acquiring Knowledge Center for MasterCard Advisors. He is responsible for Electronic Payments Thought Leadership and consulting engagements with banks globally. From 2010 to 2012, Mr. Miller was Senior Vice President and Group Head of MasterCard Worldwide, where he was responsible for the disciplines of market development and marketing for the e-commerce and retail business groups. From 2005 to 2010, Mr. Miller served as Global Solutions Leader for MasterCard Advisors, where he was responsible for consulting engagements in strategy and information services for large Banks and Card Acquirers globally. Prior to joining MasterCard, from 2002 to 2005, Mr. Miller served as Executive Chairman of Teleglobal International, LTD, a stored-value, secure online payments product, where he was responsible for general management of the company. From 2001 to 2002, Mr. Miller was President and Chief Executive Officer of Chase Merchant Services, LLC, a division of Chase Bank, where he served as operational head and general manager of the largest card acquiring business in the United States. From 1995 to 2001, Mr. Miller served as Chief Marketing Officer and Head of Product Development for GE Money, the consumer financial services division of General Electric Company in over 15 countries globally. From 1985 to 1995, Mr. Miller served as Vice President of International Product Development and Marketing for Citibank’s International Private Banking business in major money centers globally. Mr. Miller received his B.S. in Marketing and his M.B.A. in International Business and Finance from The American University in Washington, D.C. Mr. Miller received a Certificate of Corporate Governance – Effectiveness and Accountability in the Boardroom from J.L. Kellogg Graduate School of Management at Northwestern University.
Among other qualifications, Mr. Miller brings to the Board executive leadership experience, including his extensive experience as a senior executive in the financial services industry, along with his significant marketing and consulting expertise.

Michael J. Schall Independent Trustee	56
Mr. Schall has served on the Board since the completion of our IPO in December 2009. Since January 2011, he has served as President and Chief Executive Officer of Essex Property Trust, Inc., or Essex, a publicly traded multifamily REIT. Mr. Schall was Essex’s Senior Executive Vice President and Chief Operating Officer from 2005 to January 2011, where he was responsible for the strategic planning and management of Essex’s property operations, redevelopment and co-investment programs. Mr. Schall is also currently a member of the Board of Directors of Essex. From 1993 to 2005, Mr. Schall was Essex’s Chief Financial Officer, responsible for the organization’s financial and administrative matters. He joined The Marcus & Millichap Company in 1986, and was the Chief Financial Officer of Essex's predecessor, Essex Property Corporation. From 1982 to 1986, Mr. Schall was Director of Finance for Churchill International, a technology-oriented venture capital company. From 1979 to 1982, Mr. Schall was employed in the audit department of Ernst & Young (then known as Ernst & Whinney), where he specialized in the real estate and financial services industries. Mr. Schall received a B.S. from the University of San Francisco. Mr. Schall is a Certified Public Accountant (inactive) and is a member of the National Multi Housing Council, the American Institute of Certified Public Accountants and the Board of Governors of NAREIT.
Among other qualifications, Mr. Schall brings to the Board executive leadership experience, including his distinguished career as a senior executive and chief executive of a publicly traded REIT, along with extensive experience in accounting and finance.

Earl E. Webb Independent Trustee	57
Mr. Webb has served on the Board since the completion of our IPO in December 2009. Mr. Webb is President of U.S. Operations for Avison Young, LLC, or Avison, a Canada-based commercial real estate company. Prior to joining Avison, from January 2003 to August 2009, Mr. Webb was the Chief Executive Officer of Jones Lang LaSalle’s Capital Markets Group in the Americas, where he was responsible for strategic direction and management of all capital markets activities throughout the region. From February 1999 to December 2002, Mr. Webb served as Chief Executive Officer of Jones Lang LaSalle Americas, Inc., directing all of the firm’s Corporate Solutions, Investors Services and Capital Markets businesses throughout the Americas, and from 1985 to February 1999, he held other various positions with that company. From 1981 to 1985, Mr. Webb served as Second Vice President in the Capital Markets Group at Continental Illinois National Bank. Mr. Webb holds a B.S. from the University of Virginia and an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University. He is an Associate Member of the Urban Land Institute and a member of the International Council of Shopping Centers, the Real Estate Investment Advisory Council and the Real Estate Roundtable.
Among other qualifications, Mr. Webb brings to the Board executive leadership experience, including his extensive experience as a senior executive in the real estate and financial services industries, along with his significant capital markets expertise.

Laura H. Wright Independent Trustee	54
Ms. Wright has served on the Board since the completion of our IPO in December 2009. Since retiring from Southwest Airlines Co., or Southwest, in September 2012, Ms. Wright founded GSB Adviser LLC, to provide strategic and financial consulting to growth and non-profit companies. From July 2004 to September 2012, Ms. Wright served as Senior Vice President Finance and Chief Financial Officer of Southwest. During her 25-year career with Southwest, Ms. Wright served as Vice President Finance and Treasurer (2001 to 2004), Treasurer (1998 to 2001), Assistant Treasurer (1995 to 1998) and other financial roles (1988 to 1995). Prior to joining Southwest, Ms. Wright was a manager with Arthur Young & Company in Dallas, Texas. Ms. Wright received a B.S.A. and an M.S.A. in accountancy from the University of North Texas. Ms. Wright is a member of the Texas Society of Certified Public Accountants. Ms. Wright currently serves on the boards of directors of CMS Energy Corporation (NYSE: CMS), Consumers Energy Company (a publicly reporting, wholly owned subsidiary of CMS Energy Corporation) and TE Connectivity Ltd. (NYSE: TEL).
Among other qualifications, Ms. Wright brings to the Board executive leadership experience, including her significant experience as a senior executive in the travel industry, along with her expertise in financial accounting and reporting for a public company, corporate finance and risk management. In accordance with the rules of the NYSE, the Board of Trustees has determined that Ms. Wright's simultaneous service on the audit committees of the three public companies listed above does not impair her ability to effectively serve also on the Audit Committee of the Company.

Sound Corporate Governance Practices
We are committed to what we believe are sound corporate governance practices, including having a strong, majority-independent, non-classified Board and maintaining clear share ownership guidelines.
Board of Trustees Structure

•	Non-Classified Board - All of the members of the Board of Trustees must be elected annually.

•	Resignation Policy - Our trustees are subject to our trustee resignation policy as part of our policy on voting procedures with respect to the election of trustees.

•	Independent Majority - A majority of the members of the Board of Trustees are independent of the Company and its officers and employees.

•	Exclusively Independent Committees - All members of the three standing committees of the Board of Trustees are independent of the Company and our officers and employees.

•
Regular Executive Sessions - The independent members of the Board of Trustees, as well as each of its three standing committees, meet regularly without the presence of any of our officers or employees.

•
Lead Trustee - We have appointed a Lead Trustee whose primary responsibilities are to preside at executive sessions of the Board of Trustees and to preside at meetings of the Board of Trustees when the Chairman is absent.

Share Ownership Guidelines

•
3.0x for Trustees - We have adopted share ownership guidelines that apply to our independent trustees. Each trustee should own shares of beneficial interest of the Company in aggregate value at least equal to three times the amount of annual compensation the trustee receives for services as one of our trustees, including any fees for service as a committee chairperson.

•
3x - 5x for Executives - We have adopted share ownership guidelines that apply to our named executive officers. Each named executive officer should own shares of beneficial interest of the Company in aggregate value at least equal to three times (and, in the case of our Chief Executive Officer, five times) the amount of the executive officer’s annual base salary.

Prohibition Against Hedging

•
Our insider trading policy prohibits our officers, trustees, employees and consultants of the Company and their respective family members from, among other prohibited activities, engaging in short-term or speculative transactions in the Company’s securities or in other transactions in the Company’s securities that may lead to inadvertent violations of insider trading laws. We prohibit our officers, trustees, employees and consultants of the Company and their respective family members from engaging in short sales of the Company’s securities and transactions in publicly traded options on the Company’s securities, such as puts, calls and other derivative securities, on an exchange or in any other market.

Adoption of Compensation Clawback Policy

•
We expect the SEC, in accordance with the requirements of the Dodd-Frank Act, to issue regulations regarding clawback policies. We intend to adopt a clawback policy that will apply to our executive officers in conformity with the SEC regulations once they have been implemented. We have chosen to wait to adopt a formal policy until the SEC issues its regulations to insure that our policy will be fully compliant.

The Board of Trustees and Its Committees
The Company is managed under the direction of our seven-member Board of Trustees. Members of the Board are kept informed of our business through discussions with our executive officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. Six of the trustees are independent of the Company’s officers and employees. The Board of Trustees held seven meetings during 2013, consisting of four in-person meetings and three telephonic meetings. No trustee attended less than 75% of these meetings. Pebblebrook Hotel Trust has three standing committees of the Board: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these committees has a written charter, adopted by the Board of Trustees, has four members and is composed exclusively of independent trustees, as defined in the rules and listing qualifications of the NYSE and, with respect to the members of the Audit Committee, Rule 10A-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Trustees may from time to time establish other committees to facilitate the management of the Company.
The Board of Trustees does not have a policy with respect to trustees’ attendance at annual meetings of shareholders, and, because of the routine nature of the meetings and anticipated low levels of in-person shareholder participation at the meetings, members of the Board of Trustees are not expected to attend the Annual Meeting. None of the trustees attended the Annual Meeting in 2013.
We describe the three committees of the Board of Trustees below, and the members of the committees are identified in the following table.

Trustee	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Cydney C. Donnell	✓		Chair
Ron E. Jackson	✓	Chair
Phillip M. Miller		✓	✓
Michael J. Schall	✓	✓
Earl E. Webb		✓	✓
Laura H. Wright	Chair		✓
Total Meetings Held in 2013	4	4	4

Audit Committee
The Audit Committee is responsible for reviewing and discussing with management and our independent public accountants our annual and quarterly financial statements, engaging independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the performance and independence of the independent public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. Ms. Wright, one of our independent trustees, chairs the Audit Committee. The Board of Trustees has determined that each of Ms. Wright and Mr. Schall is an “audit committee financial expert” as that term is defined by the SEC. The Board of Trustees has also determined, in accordance with the rules of the NYSE, that Ms. Wright's simultaneous service on the audit committees of CMS Energy Corporation (NYSE: CMS), Consumers Energy Company (a publicly reporting, wholly owned subsidiary of CMS Energy Corporation) and TE Connectivity Ltd. (NYSE: TEL) does not impair her ability to effectively serve also on the Audit Committee. Each member of the Audit Committee is financially literate and able to read and understand fundamental financial statements. The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate. Additionally, the Audit Committee is responsible for monitoring the Company’s procedures for compliance with the rules for taxation as a real estate investment trust (“REIT”) under Sections 856-860 of the Internal Revenue Code of 1986 (the “Code”).

The Audit Committee met a total of four times in 2013. The Board of Trustees has affirmatively determined that each Audit Committee member is independent as defined in Sections 303A.02 and 303A.07 of the listing standards of the NYSE and under the SEC rules for audit committees. The Audit Committee has adopted a written charter which outlines certain specified responsibilities of the Audit Committee and complies with the rules of the SEC and the NYSE. The charter is available on our website at www.pebblebrookhotels.com.
Compensation Committee
The Compensation Committee exercises all powers delegated to it by the Board of Trustees in connection with compensation matters. In connection with those responsibilities, the Compensation Committee has the sole authority to retain and terminate compensation consultants employed by it to help evaluate the Company’s compensation programs. In 2011, 2012, 2013 and 2014, the Compensation Committee retained Mercer, a wholly owned subsidiary of Marsh & McLennan Companies, Inc., to assist the Committee with its responsibilities related to the Company’s executive compensation programs. The Compensation Committee has determined that Mercer meets the criteria for an independent consultant in accordance with SEC guidelines for such services. The Compensation Committee also has authority to grant awards under the Company’s 2009 Equity Incentive Plan, as amended and restated (the “2009 Equity Incentive Plan”). Mr. Jackson chairs the Compensation Committee.
The Compensation Committee met a total of four times in 2013. The Board of Trustees has affirmatively determined that each member of this committee is independent under the NYSE listing standards. The Compensation Committee has adopted a written charter which outlines certain specified responsibilities of the Compensation Committee and complies with the rules of the SEC and the NYSE. The charter is available on our website at www.pebblebrookhotels.com.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for seeking, considering and recommending to the full Board of Trustees qualified candidates for election as trustees and recommending a slate of nominees for election as trustees at the Annual Meeting of Shareholders, making recommendations to the Board of Trustees regarding candidates to fill vacancies in the Board of Trustees, periodically preparing and submitting to the Board of Trustees for adoption the selection criteria for trustee nominees, reviewing and making recommendations on matters involving general operation of the Board of Trustees and our corporate governance and annually recommending to the Board of Trustees nominees for each committee of the Board of Trustees. In addition, this committee annually facilitates the assessment of the Board of Trustees’ performance as a whole and of the individual trustees and officers and reports thereon to the Board of Trustees. Ms. Donnell chairs the Nominating and Corporate Governance Committee.
The Nominating and Corporate Governance Committee met a total of four times in 2013 and met after the end of the fiscal year to recommend to the full Board of Trustees each of the Nominees, as presented herein. The Board of Trustees has affirmatively determined that each member of this committee is independent under the NYSE listing standards. The Nominating and Corporate Governance Committee has adopted a written charter which outlines certain specified responsibilities of the Nominating and Corporate Governance Committee and complies with the rules of the SEC and the NYSE. The charter is available on our website at www.pebblebrookhotels.com.
Majority Trustee Independence
Our Corporate Governance Guidelines require that a majority of our trustees be independent. The Board of Trustees has adopted the categorical standards prescribed by the NYSE to assist the Board of Trustees in evaluating the independence of each of the trustees. The categorical standards describe various types of relationships that could potentially exist between a trustee and the Company and sets thresholds at which such relationships would be deemed material. Provided that no relationship or transaction exists that would disqualify a trustee under the categorical standards and the Board of Trustees determines, taking into account all facts and circumstances, that no other material relationship between the Company and the trustee exists of a type not specifically mentioned in the categorical standards, the Board of Trustees will deem such person to be independent. A trustee shall not be independent if he or she satisfies any one or more of the following criteria:

•
a trustee who is, or who has been within the last three years, an employee of the Company, or whose immediate family member is, or has been within the last three years, an executive officer of the Company;

•
a trustee who has received, or who has an immediate family member serving as an executive officer who has received, during any twelve-month period within the last three years more than $120,000 in direct compensation from the Company (excluding trustee and committee fees and pension/other forms of deferred compensation for prior service that is not contingent in any way on continued service);

•
(i) a trustee who is or whose immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (ii) a trustee who is a current employee of such a firm; (iii) a trustee who has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (iv) a trustee who was or whose immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•
a trustee who is or has been within the last three years, or whose immediate family member is or has been within the last three years, employed as an executive officer of another company where any of our present executives at the same time serves or served on that company’s compensation committee; or

•
a trustee who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues (as reported for the last completed fiscal year).

Under these criteria, the Board of Trustees has determined that the following members of the Board of Trustees are independent: Cydney C. Donnell, Ron E. Jackson, Phillip M. Miller, Michael J. Schall, Earl E. Webb and Laura H. Wright. We presently have seven trustees, including these six independent trustees.
Trustee Compensation
Each trustee who is not an employee of, or affiliated with, the Company receives an annual retainer fee, at least half of which is paid in Common Shares. Prior to the beginning of each year, each trustee may elect whether to receive a greater percentage of the annual retainer fee in Common Shares in lieu of cash. Payment of the annual retainer fee, whether in cash or Common Shares, is made in January of the calendar year following the year in which the trustee served on the Board of Trustees. The number of Common Shares issued is determined by dividing the dollar amount each trustee elects to receive in the form of Common Shares by the average of the closing prices of Common Shares on the NYSE for the ten trading days preceding the date of payment.
The Chairperson of the Audit Committee and the Chairperson of the Compensation Committee receive an additional fee, which is subject to the same cash or Common Shares election described above. New independent trustees receive a one-time grant of 2,500 restricted Common Shares, which vest ratably over three years subject to the recipient’s continued service on the Board of Trustees. Five of the current independent trustees received this one-time grant of 2,500 restricted Common Shares upon completion of our IPO on December 14, 2009, and Mr. Miller received his grant on May 6, 2011, when he joined the Board of Trustees.
In January 2013, Mercer prepared a report for the Compensation Committee to assess the competitiveness of the Company’s current compensation levels for non-executive trustees. Mercer compared the Company’s compensation of non-executive trustees to that of a peer group of the same 14 publicly traded REITs Mercer used in its October 2011 report regarding executive officer compensation, discussed in detail under “Executive Officer Compensation-Components and Criteria of Executive Compensation.”
In light of the findings of the Mercer report, and the competition among public companies seeking directors or trustees who are as qualified and experienced as the members of our Board, the Compensation Committee recommended and the Board approved an increase in 2013 of the amounts we pay to our trustees for their service to us. For the year ended December 31, 2013, each trustee who was not an employee of the Company earned for his or her service an annual retainer fee of $100,000, and the Chairperson of the Audit Committee, the Chairperson of the Compensation Committee and the Chairperson of the Nominating and Corporate Governance Committee earned an additional $15,000, $10,000 and $10,000 in compensation, respectively, as shown in the table below. We do not pay the Lead Trustee additional compensation for service in that capacity. Trustees do not receive any additional compensation in any form for their service, including for attendance at meetings of the Board or its committees. The Company reimburses trustees for out-of-pocket expenses incurred in connection with their service on the Board of Trustees. The Company records the total value of the compensation received by the trustees on its financial statements for the year in which the fees are earned.

Summary of Non-Executive Trustee 2013 Compensation

Name	Fees Earned or Paid in Cash	Share Awards	Total
Cydney C. Donnell	$ 110,000(1)	—	$110,000
Ron E. Jackson	$ 110,000(2)	—	$110,000
Phillip M. Miller	$ 100,000(3)	—	$100,000
Michael J. Schall	$ 100,000(4)	—	$100,000
Earl E. Webb	$ 100,000(5)	—	$100,000
Laura H. Wright	$ 115,000(6)	—	$115,000
________________

(1)
Ms. Donnell elected to receive half of her $110,000 fee for service in the form of 1,796 Common Shares valued at a price per share of $30.629, which was the average of the closing prices of Common Shares on the NYSE for the ten trading days preceding the date of payment.

(2)
Mr. Jackson elected to receive his entire $110,000 fee for service in the form of 3,591 Common Shares valued at a price per share of $30.629, which was the average of the closing prices of Common Shares on the NYSE for the ten trading days preceding the date of payment.

(3)
Mr. Miller elected to receive half of his $100,000 fee for service in the form of 1,632 Common Shares valued at a price per share of $30.629, which was the average of the closing prices of Common Shares on the NYSE for the ten trading days preceding the date of payment.

(4)
Mr. Schall elected to receive his entire $100,000 fee for service in the form of 3,265 Common Shares valued at a price per share of $30.629, which was the average of the closing prices of Common Shares on the NYSE for the ten trading days preceding the date of payment.

(5)
Mr. Webb elected to receive half of his $100,000 fee for service in the form of 1,632 Common Shares valued at a price per share of $30.629, which was the average of the closing prices of Common Shares on the NYSE for the ten trading days preceding the date of payment.

(6)
Ms. Wright elected to receive half of her $115,000 fee for service in the form of 1,877 Common Shares valued at a price per share of $30.629, which was the average of the closing prices of Common Shares on the NYSE for the ten trading days preceding the date of payment.

Share Ownership Guidelines for Independent Trustees
The Board has established share ownership guidelines for independent trustees of the Company. The Board believes that encouraging each trustee to maintain a meaningful ownership interest in the Company relative to his or her annual fees for service as a trustee is in the best interests of the Company and its shareholders.
Pursuant to the guidelines, the Board recommends that by December 31, 2014 each current trustee should own shares in the Company having an aggregate value equal to or greater than three times of his or her total annual compensation for service on the Board, including any fees for service as a committee chairperson. Common Shares, restricted Common Shares subject to time-based vesting, deferred Common Shares, if any, and preferred shares of beneficial interest of the Company, $0.01 par value per share (“Preferred Shares”), count toward the recommended level of share ownership. Any new trustees will have five years from the time of their joining the Board to attain the recommended level of share ownership. Once the Board has determined that a trustee has met the recommended level of share ownership, declines in the market value of those shares following that determination will not change the Board’s determination. The Board has determined that five of our six independent trustees own shares in excess of the recommended level of share ownership for independent trustees based on the 2013 compensation structure. Mr. Miller, who became a trustee in May 2011, has not yet met the recommended level of share ownership.
Nomination of Trustees
Before each annual meeting of shareholders, the Nominating and Corporate Governance Committee considers the nomination of all current trustees and also considers new candidates whenever there is a vacancy on the Board of Trustees or whenever a vacancy is anticipated due to a change in the size or composition of the Board of Trustees, a retirement of a trustee or for any other reason. In addition to considering incumbent trustees, the Nominating and Corporate Governance Committee identifies trustee candidates based on recommendations from the trustees, shareholders, management and others. Although the Nominating and Corporate Governance Committee may in the future engage the services of third-party search firms to assist in identifying or evaluating trustee candidates, no such firm was engaged in 2013.
The Nominating and Corporate Governance Committee annually evaluates the effectiveness of the Board of Trustees as a whole and of each individual trustee and identifies any areas in which the Board of Trustees would be better served by adding new members with different skills, backgrounds or areas of experience. The Board of Trustees considers trustee candidates, including those nominated by shareholders, based on a number of factors including: whether the candidate will be “independent,” as such term is defined by the NYSE listing standards; whether the candidate possesses the highest personal and professional ethics, integrity and values; whether the candidate contributes to the overall diversity of the Board of Trustees; and whether the candidate has an inquisitive and objective perspective, practical wisdom and mature judgment. Candidates are also evaluated on their understanding of our business, experience and willingness to devote adequate time to carrying out their duties as trustees of the Company. The Nominating and Corporate Governance Committee also monitors the mix of skills, experience and background to assure that the Board of Trustees has the necessary composition to effectively perform its oversight function.
We do not have a formal policy about diversity of Board membership, but the Nominating and Corporate Governance Committee does consider a broad range of factors when nominating trustee candidates to the Board of Trustees, including differences of viewpoint, professional experience, education, skill, other personal qualities and attributes, race, gender and national origin. The Nominating and Corporate Governance Committee neither includes nor excludes any candidate from consideration solely based on the candidate’s diversity traits.
The Nominating and Corporate Governance Committee will consider appropriate nominees for trustees whose names are submitted in writing by a shareholder of the Company. Trustee candidates submitted by our shareholders will be evaluated by the Nominating and Corporate Governance Committee on the same basis as any other trustee candidates. Nominations must be addressed to Pebblebrook Hotel Trust, 2 Bethesda Metro Center, Suite 1530, Bethesda, Maryland 20814, Attn: Raymond D. Martz, Secretary, and must describe the nominee’s qualifications and other relevant biographical information and provide confirmation of the nominee’s consent to serve as a trustee if elected. In order to be considered for the next annual election of trustees, any such written request must comply with the requirements set forth in the bylaws of the Company and as set forth below under “Other Matters—Shareholder Proposals.”
Executive Sessions of Our Independent Trustees
As required by the NYSE rules, the independent trustees, or the non-management trustees, of the Board regularly meet in executive session, without members of management present. Generally, these executive sessions follow regularly scheduled meetings of the Board. In 2013, the independent trustees of the Board met in executive session four times. Our Lead Trustee, Cydney C. Donnell, presides over the executive sessions of the Board.
We have implemented procedures for interested parties, including shareholders, who wish to communicate directly with our independent trustees. We believe that providing a method for interested parties to communicate directly with our independent trustees, rather than with the full Board of Trustees, provides a more confidential, candid and efficient method of relaying any interested party’s concerns or comments. See “—Communication with the Board of Trustees, Independent Trustees and the Audit Committee.”
Compensation Committee Interlocks and Insider Participation
The Compensation Committee consists of Ron E. Jackson (Chairperson), Phillip M. Miller, Michael J. Schall and Earl E. Webb. None of the members of the Compensation Committee is or has been one of our employees or officers. None of our executive officers currently serves, or during the past fiscal year has served, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on the Board of Trustees or the Compensation Committee.
Corporate Governance Matters
Conflicts of Interest and Related Party Matters
Our Corporate Governance Guidelines, which apply to our officers, trustees and employees when such individuals are acting for or on our behalf, provide in writing that each member of the Board of Trustees will disclose any potential conflicts of interest to the Board and, if appropriate, refrain from voting on a matter in which the trustee may have a conflict of interest. Our Code of Business Conduct and Ethics requires our employees to report any actual conflict of interest to a supervisor, manager or other appropriate personnel. Any waiver of the Code of Business Conduct and Ethics for our executive officers or trustees may be made only by the Board of Trustees or one of the Board’s committees. We anticipate that any waivers of our Code of Business Conduct and Ethics will be posted on our website. The Code of Business Conduct and Ethics can be found under “Corporate Governance” on our website at www.pebblebrookhotels.com.
The Board of Trustees is responsible for reviewing any transactions in which an executive officer or trustee, any nominee for trustee or any immediate family member of any such person has or will have a direct or indirect material interest. Our Code of Business Conduct and Ethics expressly prohibits the continuation of any conflict of interest by an employee, officer or trustee except under guidelines approved by the Board of Trustees. Because the facts and circumstances regarding potential conflicts are difficult to predict, the Board of Trustees has not adopted a written policy for evaluating general conflicts of interests. In the event a conflict of interest arises concerning a matter to be voted on by the Board or any of its committees, the Board of Trustees will review, among other things, the facts and circumstances of the conflict, the Company’s applicable corporate governance policies, the effects of any potential waivers of those policies, applicable state law, and NYSE continued listing rules and regulations, and will consider the advice of counsel, before making any decisions regarding the conflict.
The Board has adopted a policy for evaluating potential conflicts of interest with respect to investments by our trustees and executive officers in hotel properties. This policy provides that our trustees and executive officers may not acquire a controlling interest or a 5% or greater equity interest in any hotel property or hotel development project without first receiving approval from our Chief Executive Officer and the Nominating and Corporate Governance Committee. The policy does not apply to investments in publicly traded securities and passive investments in private entities such as limited partnerships or limited liability companies.
Trustee Resignation Policy — Policy on Voting Regarding Trustees
The Company has a trustee resignation policy as part of our policy on voting procedures with respect to the election of trustees. Pursuant to the policy, in an uncontested election of trustees, any nominee who receives a greater number of votes withheld from his or her election than votes for his or her election will, within two weeks following certification of the shareholder vote by the Company, submit a written resignation offer to the Board of Trustees for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider the resignation offer and, within 60 days following certification by the Company of the shareholder vote at the election, make a recommendation to the Board of Trustees concerning the acceptance or rejection of the resignation offer.
In determining its recommendation to the Board of Trustees, the Nominating and Corporate Governance Committee will consider all factors its members deem relevant, which may include:

•	any stated reason or reasons why shareholders who cast withheld votes for the trustee did so;

•	the qualifications of the trustee; and

•	whether the trustee’s resignation from the Board of Trustees would be in the Company’s best interest and the best interest of our shareholders.
The Nominating and Corporate Governance Committee may also consider alternatives to acceptance or rejection of the trustee’s resignation offer as the members of the Nominating and Corporate Governance Committee deem appropriate, which may include:

•	continued service by the trustee until the next relevant meeting of shareholders;

•	rejection of the resignation offer; or

•	rejection of the resignation offer coupled with a commitment to seek to address the underlying cause or causes of the majority-withheld vote.
The Board of Trustees will take formal action on the recommendation no later than 90 days following certification of the shareholder vote by the Company. In considering the recommendation, the Board of Trustees will consider the information, factors and alternatives considered by the Nominating and Corporate Governance Committee and any additional information, factors and alternatives as the Board of Trustees deems relevant. The recommendation of the Nominating and Corporate Governance Committee will not be binding on the Board. Any trustee tendering a resignation offer will not participate in the Nominating and Corporate Governance Committee or Board’s consideration of whether to accept the resignation offer. We will publicly disclose, in a Current Report on Form 8-K filed with the SEC, the decision of the Board of Trustees. The Board of Trustees will also provide an explanation of the process by which the decision was made and, if applicable, its reason or reasons for rejecting the tendered resignation.
Board and Management Leadership
Lead Trustee. Cydney C. Donnell serves as Lead Trustee, in addition to serving as the Chairperson of the Nominating and Corporate Governance Committee. As Lead Trustee, Ms. Donnell presides over executive sessions of the independent trustees and meetings of the full Board of Trustees when our Chairman is absent, in each case coordinating the agenda and moderating the discussion. The Lead Trustee may also, as needed, call meetings of the independent trustees and act as principal liaison between the independent trustees and our Chief Executive Officer in discussing issues from the executive sessions and other meetings of the independent trustees.

Chairman of the Board. Mr. Bortz serves as both our Chairman and our Chief Executive Officer. We believe that it is in the best interests of our shareholders for Mr. Bortz to serve as our Chairman because of his unique insight into the Company as well as the lodging industry and his excellent reputation among institutional investors. We believe that regular meetings of independent trustees, without management present, and permitting all trustees to add items to the agenda of meetings of the Board and its committees mitigates the risk that having our Chief Executive Officer serve as our Chairman may cause management to have undue influence on the Board of Trustees.

Risk Management
The Board of Trustees takes an active and informed role in the Company’s risk management policies and strategies. At least annually, the Company’s executive officers, who are responsible for the Company’s day-to-day risk management practices, present to the Board of Trustees a comprehensive report on the material risks to the Company, including credit risk, liquidity risk, financial risk and operational risk. At that time, the management team also reviews with the Board of Trustees the Company’s risk mitigation policies and strategies specific to each risk that is identified. If necessary, the Board of Trustees may delegate specific risk management tasks to management or a committee. Throughout the year, management monitors the Company’s risk profile and, on a regular basis, updates the Board of Trustees as new material risks are identified or the aspects of a risk previously presented to the Board materially change. The Audit Committee also actively monitors risks to the Company throughout the year, and, with the aid of management, identifies any additional risks that need to be elevated for the consideration of the full Board of Trustees.
Indemnification and Limitation of Trustees’ and Officers’ Liability
Our declaration of trust authorizes us, and our bylaws require us, to the maximum extent permitted by Maryland law, to indemnify (i) any present or former trustee or officer or (ii) any individual who, while serving as our trustee or officer and at our request, serves or has served as a trustee, director, officer, partner, member, manager, employee or agent of another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity or capacities, and to pay or reimburse his or her reasonable expenses in advance of final disposition of such a proceeding. We have entered into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.
Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the real estate investment trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active or deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains a provision which limits the liability of our trustees and officers to the maximum extent permitted by Maryland law.
Communication with the Board of Trustees, Presiding Trustee of the Independent Trustees and the Audit Committee
Any party may contact the Board of Trustees via mail at the following address:
Board of Trustees
Pebblebrook Hotel Trust
2 Bethesda Metro Center, Suite 1530
Bethesda, Maryland 20814
The Audit Committee has adopted confidential, anonymous processes for anyone to send communications to the Audit Committee with concerns or complaints concerning the Company’s regulatory compliance, accounting, audit or internal controls issues. Any party may contact the Audit Committee via mail at the following address:

Ms. Laura Wright,
Chairperson, Audit Committee of Pebblebrook Hotel Trust
c/o David C. Wright
Hunton & Williams LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219

Biographical Information Regarding Executive Officers Who Are Not Trustees

Name	Age	Background Information
Raymond D. Martz Executive Vice President, Chief Financial Officer, Treasurer and Secretary	43
Mr. Martz serves as our Executive Vice President, Chief Financial Officer, Treasurer and Secretary. Prior to joining the Company, Mr. Martz served as Chief Financial Officer for Phillips Edison & Company, one of the largest private owners of community shopping centers in the U.S., from August 2007 until November 2009. Prior to joining Phillips Edison, Mr. Martz served as the Chief Financial Officer, Secretary and Treasurer of Eagle Hospitality Properties Trust, Inc., a NYSE-listed hotel REIT, from May 2005 until August 2007. Prior to that, Mr. Martz was employed by LaSalle Hotel Properties in a variety of finance functions from 1997 to 2005, including serving as its Treasurer from 2004 to 2005, Vice President of Finance from 2001 to 2004 and Director of Finance from 1998 to 2001. Prior to joining LaSalle Hotel Properties, Mr. Martz was an associate with Tishman Hotel Corporation from 1995 through 1997, focusing on a variety of areas including asset management and development. From 1994 to 1995, he served in several hotel operations roles at Orient Hotel Group, a private owner and operator of hotels. Mr. Martz is a member of NAREIT and is a member of the Financial Management Committee of the American Hotel and Lodging Association. Mr. Martz received his B.S. from the School of Hotel Administration at Cornell University in 1993 and an M.B.A. from Columbia University in 2002.

Thomas C. Fisher Executive Vice President and Chief Investment Officer	42
Mr. Fisher serves as our Executive Vice President and Chief Investment Officer. Prior to joining the Company, Mr. Fisher served as Managing Director – Americas for Jones Lang LaSalle Hotels, one of the world’s leading hotel investment services firms. Mr. Fisher joined Jones Lang LaSalle Hotels in 1996 and served in a variety of roles, including his most recent position as Managing Director, leading the national full-service investment sales platform. Prior to joining Jones Lang LaSalle Hotels, Mr. Fisher was an Associate with The Harlan Company from 1994 to early 1996, an investment banking boutique in New York City where he focused on commercial real estate investment services including investment sales, capital raises and tenant representation. Prior to joining The Harlan Company, Mr. Fisher was a Real Estate Analyst in the corporate office of the Prudential Realty Group, where he worked on general account investments covering multiple property types including hotel, office and retail. Mr. Fisher received his B.S. with Distinction from the School of Hotel Administration at Cornell University in 1993.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee of the Board of Trustees of the Company has selected the accounting firm of KPMG LLP (“KPMG”) to serve as the independent registered public accountants of the Company for the year ending December 31, 2014, and the Board of Trustees is asking shareholders to ratify this appointment. Although current laws, rules and regulations, as well as the Audit Committee charter, require the Company’s independent auditor to be engaged, retained and supervised by the Audit Committee, the Board of Trustees considers the appointment of the independent auditor to be an important matter for shareholders and is submitting the appointment of KPMG for ratification by shareholders as a matter of good corporate practice. KPMG has served as the Company’s independent registered public accountants since the Company’s formation in October 2009 and is considered by management of the Company to be well qualified.
Fee Disclosure
The following is a summary of the fees billed to the Company by KPMG for professional services rendered for the years ended December 31, 2013 and 2012:

	Year Ended December 31, 2013	Year Ended December 31, 2012
Audit Fees	$899,800	$779,700
Audit-Related Fees	—	—
Tax Fees	281,298	291,288
All Other Fees	—	—
Total	$1,181,098	$1,070,988

Audit Fees
“Audit Fees” consist of fees and expenses billed for professional services rendered to audit financial statements, assess effectiveness of internal control over financial reporting, review interim consolidated financial statements, review registration statements and prepare comfort letters, services that are normally provided in connection with statutory and regulatory filings or engagements.
Audit-Related Fees
“Audit-Related Fees” consist of fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not “Audit Fees.”
Tax Fees
“Tax Fees” consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning and structuring.
All Other Fees
“All Other Fees” consist of fees and expenses for products and services that are not “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”

Pre-Approval Policy
All audit, tax and other services provided to us are reviewed and pre-approved by the Audit Committee. The Audit Committee concluded that the provision of such services by KPMG was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. All of the fees paid to KPMG that are described above were approved by the Board.
We expect that a representative of KPMG will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
The Audit Committee has considered whether, and has determined that, the provision by KPMG of the services described under “Audit-Related Fees,” “Tax Fees” and “Other Fees” is compatible with maintaining KPMG’s independence from management and the Company.
THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2.
AUDIT COMMITTEE REPORT
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Trustees, in accordance with the Audit Committee charter. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with management the Company’s year-end earnings release.
The Audit Committee reviewed with the independent registered public accountants, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent registered public accountants the auditors’ independence and the matters required to be discussed by the Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 16. (Communication with Audit Committees), and discussed and received the written disclosures and the letter from the independent registered public accountants required by the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence.
The Audit Committee discussed with the Company’s independent registered public accountants the overall scope and plans for their audit. The Audit Committee met four times in 2013 with the independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee held meetings with management prior to the filing of each of the Company’s Quarterly Reports on Form 10-Q with the SEC and the release to the public of its quarterly earnings, and reviewed and discussed with management the Company’s Quarterly Reports on Form 10-Q and its quarterly earnings releases.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees (and the Board approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC.
The Audit Committee is also responsible for monitoring the Company’s procedures for compliance with the rules for taxation as a real estate investment trust (“REIT”) under Sections 856-860 of the Code.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that KPMG LLP is in fact “independent.”
The Audit Committee has adopted a written charter that outlines certain specified responsibilities of the Audit Committee and complies with the rules of the SEC and the NYSE.
Each member of the Audit Committee is independent as defined by the NYSE listing standards and each member is financially literate. The Board of Trustees has identified each of Laura H. Wright and Michael J. Schall as an “audit committee financial expert” within the meaning of the SEC rules.
Submitted by the Audit Committee of the Board of Trustees
Laura H. Wright (Chairperson)
Cydney C. Donnell
Ron E. Jackson
Michael J. Schall

PROPOSAL 3: APPROVAL, BY ADVISORY AND NON-BINDING VOTE,
OF EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act, and as previously reported, the Board has determined that we will hold annually a non-binding, advisory vote on the compensation paid to our named executive officers.
Accordingly, we are asking our shareholders to approve, in a non-binding vote, the following resolution in respect of this Proposal 3:
“NOW, THEREFORE, BE IT RESOLVED, that the shareholders approve, in a non-binding vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement relating to the Company’s Annual Meeting of Stockholders to be held on May 21, 2014.”
This vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of the Company’s shareholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider that vote and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
The Compensation Committee has developed and maintained a compensation program that is intended to reward performance and encourage actions that drive success in our business objectives. As described in more detail under “Executive Officer Compensation,” the Company’s primary objective is to deliver attractive long-term total returns to shareholders through appreciation in the value of Common Shares and by providing income to shareholders through the establishment of and increases in distributable cash flow. The Company’s compensation philosophy and structure for our senior executives is designed to achieve these objectives.
The following is a summary of the Company’s compensation philosophy’s components and the rationale for those components.
Compensation should reinforce business objectives and Company values. The Company strives to provide a rewarding and professionally challenging work environment for its executive officers. The Company believes that executive officers who are motivated and challenged by their duties are more likely to achieve the individual and corporate performance goals approved by the Compensation Committee. The Company’s executive compensation package should reflect this work environment and performance expectations.
Executive officers should be retained and motivated. The primary purpose of the Company’s executive compensation program is to achieve the Company’s business objectives by attracting, retaining and motivating talented executive officers by providing financial incentives and economic security.
A significant percentage of compensation for executive officers should be based on performance. Performance-based pay aligns the interests of management with the Company’s shareholders. Performance-based compensation motivates and rewards individual efforts and Company success. For 2013, approximately 53% to 55% of the executive officers’ target total compensation (between 51% and 52% if the one-time retention awards made in December 2013 are included) was linked to achievement of the Company’s objectives and performance. For 2014, approximately 53% to 55% of the executive officers’ target total compensation is at risk based on performance of the Company and its share price.
Compensation should align interests of executive officers with those of shareholders. The Company seeks to align these interests by providing that a significant portion of executive officers’ compensation takes the form of Common Shares. Through share ownership guidelines for executive officers, grants of restricted Common Shares that vest over a period of years, an initial grant of LTIP units and grants of performance-based equity awards, the value of the executive officers’ total compensation should increase as total returns to shareholders increase. Moreover, the Company’s executive compensation is designed to reward favorable total shareholder returns, both in an absolute amount and relative to peers of the Company, taking into consideration the Company’s competitive position within the real estate industry and each executive’s long-term career contributions to the Company.
Compensation should be competitive. To attract and reduce the risk of losing the services of valuable executive officers but avoid the expense of excessive pay, compensation should be competitive. The Compensation Committee assesses the competitiveness of the Company’s compensation to its executive officers by comparison to compensation of executive officers at certain other public companies.
In determining 2013 compensation for our named executive officers, and as described in “Compensation Discussion and Analysis,” the Compensation Committee reviewed progress made against planned objectives established at the beginning of 2013. The Compensation Committee noted the following particular areas of achievement in 2013 when approving the compensation of our named executive officers:

•
Hotel operating performance improvement exceeded that of our peers by over 40%: our “same-store” hotel-level earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the year ended December 31, 2013 grew by 8.9% compared to the prior year, whereas the average growth in comparable same-store hotel-level EBITDA of the REITs in the full-service hotel sector whom we consider to be our peers was 6.1%. We consider Ashford Hospitality Trust, Chesapeake Lodging Trust, DiamondRock Hospitality Company, Host Hotels & Resorts, Inc., LaSalle Hotel Properties, Strategic Hotels & Resorts, Inc. and Sunstone Hotel Investors, Inc. to be our peers.

•
Actual hotel operating performance was below our projected underwriting goals for hotel acquisitions: for the year ended December 31, 2013, our actual hotel-level EBITDA was below our underwritten 2013 hotel-level EBITDA by approximately 90 basis points.

•
Realized savings across portfolio by formalizing “best practices” program and initiatives: for 2013, we significantly exceeded our goal of producing at least $5.0 million of annualized expense savings or increased profitability by identifying and implementing best practices across our portfolio of hotels. We implemented measures and investments estimated to produce annualized savings of approximately $6.5 million.

•
Successfully completed numerous hotel capital re-investment programs on time and within budget: for 2013, we made $53.1 million of capital improvements throughout our portfolio, including significant capital improvements at Hotel Zetta, Sofitel Philadelphia, Hotel Vintage Park Seattle, Le Méridien Delfina Santa Monica and Affinia 50.

•
Completed acquisitions of four high-quality hotel properties in our target markets: we acquired the Embassy Suites San Diego Bay-Downtown in San Diego, California; the Redbury Hotel in Hollywood, California; the Hotel Modera Portland, Oregon; and the Radisson Fisherman's Wharf in San Francisco, California.

•
Maintained and strengthened financial controls and risk management: the audit of our internal controls and procedures again found no material weaknesses and no significant deficiencies, as set forth in the audit reports filed as part of our Annual Report on Form 10-K for the year ended December 31, 2013.

We believe that the Compensation Committee has developed a compensation program for our named executive officers that motivates outstanding performance and rewards behavior that aligns management’s interest with those of shareholders.
THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 3.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement (“CD&A”) with management of the Company. Based on the Compensation Committee’s review of the CD&A and the Compensation Committee’s discussions of the CD&A with management, the Compensation Committee recommended to the Board of Trustees (and the Board of Trustees has approved) that the CD&A be included in the Company’s Proxy Statement on Schedule 14A prepared in connection with the Annual Meeting.
Submitted by the Compensation Committee of the Board of Trustees
Ron E. Jackson (Chairperson)
Phillip M. Miller
Michael J. Schall
Earl E. Webb
EXECUTIVE OFFICER COMPENSATION
Compensation Discussion and Analysis
Overview
The Company’s primary objective is to deliver attractive long-term total returns to shareholders through appreciation in the value of Common Shares and by providing income to shareholders through increases in distributable cash flow. To do so, the Company seeks to enhance the return from, and the value of, the hotels in which it invests. We have established a compensation philosophy and structure for our three named executive officers that are designed to achieve these objectives. Our named executive officers are: Jon E. Bortz, Chairman, President and Chief Executive Officer; Raymond D. Martz, Executive Vice President, Chief Financial Officer, Treasurer and Secretary; and Thomas C. Fisher, Executive Vice President and Chief Investment Officer.
The Company was formed in October 2009, completed its IPO in December 2009 and, as of December 31, 2013, had acquired 23 hotel properties and a 49% interest in a joint venture that owns six other hotel properties, utilizing borrowings and proceeds from offerings of Common Shares and Preferred Shares. As the Company has matured, we have modified our executive compensation accordingly, to continue to provide appropriate incentives to management and alignment with shareholder interest. In 2011, 2012, 2013 and 2014, the Compensation Committee retained Mercer, an independent compensation consulting firm, to assist the Compensation Committee with its responsibilities related to the Company’s executive officer compensation program. The Compensation Committee has determined that Mercer meets the criteria for an independent consultant in accordance with SEC guidelines for such services.

The following table summarizes the primary components and rationale of our compensation philosophy and the pay elements that support that philosophy.

Philosophy Component	Rationale/Commentary	Pay Element
Compensation should reinforce business objectives and Company values

The Company strives to provide a rewarding and professionally challenging work environment for its executive officers. The Company believes that executive officers who are motivated and challenged by their duties are more likely to achieve the corporate performance goals and objectives designed by the Compensation Committee. The Company’s executive compensation package should reflect this work environment and performance expectations.

All elements (salary, annual cash incentive bonuses, equity incentive compensation, health and welfare benefits, change in control severance agreements)
Our executive officers should be retained and motivated

The primary purpose of the Company’s executive compensation program is to achieve the Company’s business objectives by attracting, retaining and motivating talented executive officers by providing financial incentives and economic security.

All elements (salary, annual cash incentive bonuses, equity incentive compensation, health and welfare benefits, change in control severance agreements)
Compensation should align interests of executive officers with those of shareholders

The Company seeks to align these interests by providing that a significant portion of executive officers’ compensation take the form of Common Shares. Through share ownership guidelines for executive officers, grants of restricted Common Shares that vest over a period of years, performance-based equity awards and grants of “founders” LTIP units, the value of the executive officers’ total compensation should increase as total returns to shareholders increase. The Company expects the value of these elements as a percentage of each executive officer’s annual base salary to motivate executive officers to continually improve performance of the Company and create value for the Company over the long-term. The Company’s executive compensation is designed to reward favorable total shareholder returns, both in an absolute amount and relative to peers of the Company, taking into consideration the Company’s competitive position within the industry and each executive’s long-term career contributions to the Company.

Equity incentive compensation (time- and performance-based equity grants; one-time IPO-related grant of “founders” LTIP units) and annual cash incentive bonuses

Philosophy Component	Rationale/Commentary	Pay Element
A significant percentage of compensation for executive officers should be based on performance

Performance-based pay aligns the interests of management with those of the Company’s shareholders, motivating and rewarding individual efforts and Company success. Generally, the performance-based percentage of compensation increases as performance improves and decreases as performance declines. If the Company fails to achieve its corporate objectives, has poor relative performance and/or poor total shareholder returns, the executive officers will receive reduced incentive compensation, reduced total compensation and lower value creation through ownership of Company shares or LTIP units. The executive officers have an opportunity, in the event of superior achievement of corporate objectives, relative performance or outstanding total shareholder returns, to earn larger overall compensation packages and increased value creation through ownership of Company shares or LTIP units. For 2013, target performance-based compensation (target cash incentive bonus plus target performance-based equity) comprised between 53% and 55% of the target total compensation (between 51% and 52% if the one-time retention awards made in December 2013 are included) for the Company’s named executive officers. For 2014, a significant portion of the executives’ target compensation is also at risk based on performance of the Company and its share price: target cash incentive bonus plus target performance-based equity comprises between 53% and 55% of the target total compensation for the Company’s named executive officers.

Merit salary increases, annual cash incentive bonuses and equity incentive compensation (time- and performance-based equity grants; one-time IPO-related grant of “founders” LTIP units)
Compensation should be competitive

To attract and reduce the risk of losing the services of valuable executive officers but avoid the expense of excessive pay, compensation should be competitive. The Compensation Committee assesses the competitiveness of the Company’s compensation to its executive officers by comparison to compensation of executive officers at similar public companies.
All elements (salary, annual cash incentive bonuses, equity incentive compensation, health and welfare benefits, severance agreements)
Role of the Compensation Committee
The Compensation Committee determines compensation for Messrs. Bortz, Martz and Fisher, our named executive officers. The Compensation Committee consists of four trustees: Ron E. Jackson (Chairperson), Phillip M. Miller, Michael J. Schall and Earl E. Webb. The Compensation Committee exercises independent discretion in respect of executive compensation matters, including the retention or termination of any compensation consultant. The Compensation Committee may not delegate its primary responsibility of overseeing executive officer compensation but may delegate to management the administrative aspects of our compensation plans that do not involve the setting of compensation levels for our named executive officers. As part of the executive compensation determination process, the Compensation Committee seeks input from the trustees not on the Compensation Committee and the Chief Executive Officer, whose recommendations are evaluated along with all other compensation data gathered by the Compensation Committee.
In addition, a list of management business objectives (“MBOs”) for the named executive officers is prepared each year for the upcoming year and is used to determine all of each named executive officer’s annual cash incentive bonus (discussed below). MBOs may vary from year to year and may consist of matters such as achievement of specified financial performance at individual hotels or the portfolio overall; success in the pursuit of new hotel investments; achievement of particular business operating goals, such as asset management initiatives, renovations or repositioning of hotels; development and maintenance of compliance programs; and development of strategic plans. MBOs focus, in part, on enhancing the return from, and value of, the Company’s hotels. Each year’s proposed MBOs are reviewed by the Compensation Committee, which may modify the proposed MBOs. The final MBOs are approved by the Compensation Committee and the Board of Trustees. On a quarterly basis, the executive officers provide the Compensation Committee and the Board of Trustees status reports on the progress toward achieving the MBOs.
The compensation program for fiscal year 2013 for the named executive officers was determined by the Compensation Committee and the Board in January 2013, taking into consideration the results of the peer-group comparison report that Mercer provided to the Compensation Committee (as discussed further below) as updated by Mercer. Company objectives for 2013 were reviewed by the Chairperson of the Compensation Committee, and were then discussed, finalized and approved by the Compensation Committee and the Board. The objectives for 2013 included: the Company’s achievement of financial performance for the Company’s hotel portfolio as compared to the Company’s underwriting at the time of the acquisitions (measured by hotel-level EBITDA); achievement of relative growth in hotel-level EBITDA measured against the average growth in the same measure of a group of seven peer lodging REITs; and achievement of particular business goals, such as certain capital re-investment programs, asset management initiatives, acquisition goals, medium-term debt refinancings and internal controls and compliance. The objectives were structured to focus the executives, in part, on enhancing the return from, and value of, the Company’s hotels.
The compensation program for fiscal year 2014 for the named executive officers was determined by the Compensation Committee and the Board in February 2014, taking into consideration the compensation programs of the peer group of 13 publicly traded REITs that Mercer included in its September 2013 report on special equity and retention grants (discussed below), the experience of the named executive officers, the executives' and the Company's previous results and the Company's goals for 2014 and beyond. Company objectives for 2014 were reviewed by the Chairperson of the Compensation Committee, and were then discussed, finalized and approved by the Compensation Committee and the Board. The objectives for 2014 include: the Company’s achievement of relative growth in hotel-level EBITDA measured against the average growth in the same measure of a group of seven peer lodging REITs; achievement of relative growth in adjusted funds from operations per Common Share measured against the average growth in the same measure of the same peer group; and achievement of particular business goals, such as certain capital re-investment programs, asset management initiatives, acquisition goals, and internal controls and compliance. The objectives were structured to focus the executives, in part, on enhancing the return from, and value of, the Company’s hotels.
Shareholder Advisory Votes Regarding Executive Compensation. The Compensation Committee has also considered the results of the Company’s most recent shareholder advisory vote on executive compensation. At the 2013 Annual Meeting, the Company’s shareholders voted overwhelmingly in favor of the compensation of our named executive officers: 99% of the votes cast were in favor of the program. In light of these results, the Compensation Committee decided to continue to include in the 2014 executive compensation program a number of the features previously approved by the Company’s shareholders. The Board previously determined that future shareholder advisory votes on executive compensation will be submitted to shareholders of the Company annually until the next required advisory vote on the frequency of conducting advisory votes on executive compensation.
Components and Criteria of Executive Compensation
The Compensation Committee and the Board have determined that executive compensation should consist of: (i) annual cash base salaries; (ii) annual cash incentive bonuses; and (iii) two forms of long-term equity-based compensation – 40% as restricted share awards subject to time-based vesting provisions over a three-year period and 60% as performance-based equity awards subject to performance-based vesting provisions over a three-year performance period. The Compensation Committee and the Board have structured the current program so that a significant portion of each named executive officer’s overall compensation: (i) is earned and paid over a period of more than one year; (ii) depends on the Company’s performance relative to that of peer lodging and similarly sized REITs; (iii) is measured against total compensation paid by peer lodging REITs; and (iv) depends on the Company’s total absolute and relative shareholder returns and other absolute and relative performance measurements. In this compensation framework, if the Company has poor relative performance and/or poor total shareholder returns, the named executive officers will receive incentive compensation below established target amounts (potentially as low as zero) and lower total compensation. In return, the named executive officers should have an opportunity, in the event of superior relative performance and superior total shareholder returns, to earn overall compensation packages significantly greater than established target amounts. In 2011, the Compensation Committee retained Mercer to make recommendations regarding the Company’s executive officer compensation program and used the services of that firm in designing the Company's compensation programs for 2012, 2013 and 2014.
In October 2011, Mercer prepared a report for the Compensation Committee to assess the competitiveness of the Company’s 2011 compensation levels for the Chief Executive Officer, the Chief Financial Officer and the Chief Investment Officer. In January 2013, Mercer updated this report for the Compensation Committee to assess the competitiveness of the Company’s compensation levels for those officers. Mercer compared the Company’s compensation of the named executive officers to the same officer levels of a peer group of 14 publicly traded REITs that were selected either because their focus is on the lodging sector or their total assets, assets invested, sales, number of employees and market capitalization were comparable to ours. The members of the peer group are:

Lodging REITs	Non-Lodging REITs
Ashford Hospitality Trust	Acadia Realty Trust
Chesapeake Lodging Trust	Cedar Shopping Centers, Inc.
DiamondRock Hospitality Company	Cousins Properties, Inc.
FelCor Lodging Trust, Inc.	First Potomac Realty Trust
Hersha Hospitality Trust	PS Business Parks, Inc.
LaSalle Hotel Properties
RLJ Lodging Trust
Strategic Hotels & Resorts
Sunstone Hotel Investors, Inc.
The January 2013 update of the Mercer report included the following compensation components for the executive officers of the peer group companies: (i) base salary (data from 2012), (ii) target annual incentives (data from 2012), (iii) target total cash compensation (sum of (i) and (ii)), (iv) long-term incentives (data from 2012, where possible) and (v) total direct compensation (sum of (iii) and (iv)).
The following table provides a summary, based on the Mercer report data, of the base salary, the long-term incentive grant date fair value and the total direct compensation of each of the named executive officers for 2012 compared to the mean of those of the peer group:

	2012 Compensation - Percentage Difference versus Peer Group Mean
	Base Salary	Long-Term Incentive Grant Date Fair Value	Total Target Direct Compensation
Chief Executive Officer	-29%	0%	-30%
Chief Financial Officer	-7%	-4%	-12%
Chief Investment Officer	-9%	-7%	-32%

Taking this information into consideration, the Compensation Committee and the Board determined in January 2013 that executive compensation for fiscal year 2013 would consist of: (i) annual cash base salaries; (ii) annual cash incentive bonuses; and (iii) two forms of long-term equity-based compensation – 40% as restricted share awards subject to time-based vesting provisions over a three-year period and 60% as performance-based equity awards subject to performance-based vesting provisions over a three-year performance period. Pursuant to the performance-based vesting provisions, the performance-based equity awards will vest after January 1, 2016 only if certain performance objectives are achieved. The following table shows each of the three components of target total compensation as a percentage of target total compensation for 2013 as determined by the Compensation Committee and the Board in January 2013.

	Components of 2013 Target Compensation(1) as a Percentage of Total
	Base Salary	Target Cash Incentive Bonus	Target Equity-based Compensation(2)
Chief Executive Officer	25%	25%	50%
Chief Financial Officer(3)	29%	26%	44%
Chief Investment Officer(3)	29%	26%	44%

(1)
See the Summary Compensation Table located elsewhere in this proxy statement for information about actual 2013 compensation paid to our named executive officers for 2013. Percentages do not include one-time retention awards made in December 2013 (as described below), which were not contemplated in January 2013. Taking those awards into account for purposes of this table, the percentages shown would be 7%, 7% and 86% for our Chief Executive Officer and 8%, 7% and 85% for each of our Chief Financial Officer and Chief Investment Officer.

(2)
Percentages include awards in January 2013 of time-based restricted Common Shares and performance-based equity, which comprised 40% and 60%, respectively, of the target equity-based compensation amount, respectively.

(3)	Percentages shown do not total 100% solely due to rounding.
For fiscal year 2014, the Compensation Committee and the Board determined that executive compensation would consist of the same components that comprised the 2013 compensation program as described above. Pursuant to the performance-based vesting provisions, the performance-based equity awards will vest after January 1, 2017 only if certain performance objectives are achieved. The following table shows each of the three components of target total compensation as a percentage of target total compensation for 2014 as determined by the Compensation Committee and the Board in February 2014.

	Components of 2014 Target Compensation as a Percentage of Total
	Base Salary	Target Cash Incentive Bonus	Target Equity-based Compensation(1)
Chief Executive Officer	25%	25%	50%
Chief Financial Officer	29%	26%	45%
Chief Investment Officer	29%	26%	45%

(1)
Percentages include awards in February 2014 of time-based restricted Common Shares and performance-based equity, which comprise 40% and 60%, respectively, of the target equity-based compensation amount, respectively.

The following narrative discusses the components of fiscal year 2013 and 2014 compensation.
Base Salary
Base salary is the only predictable form of annual cash compensation to our named executive officers and for that reason the Compensation Committee believes base salary is an important element of total compensation. The Compensation Committee believes that base salary should be commensurate with each named executive officer’s position and experience, responsibility and accountability, subject to annual adjustments based on market conditions, peer group analysis, size and scope of the Company’s operations and individual contributions and performance.
For 2013 and 2014, the base salary of each of our named executive officers was based on the following qualitative and quantitative factors:

•	an amount necessary to retain the named executive officers;

•	an assessment of the scope of the named executive officer’s responsibilities, leadership and individual role within the executive management team;

•	the named executive officer’s reputation and experience in the lodging industry;

•	the competitive market compensation paid to executive officers in similar positions at peer REITs; and

•	the operating history, size and age of the Company.
The Compensation Committee annually reviews the individual responsibilities and leadership attributes of each named executive officer. The Compensation Committee’s review includes its evaluation of each named executive officer’s role and contributions to the Company during the last year. Among other matters, the Compensation Committee considers the performance of employees managed by the named executive officers, the asset management strategies proposed or implemented by the named executive officer to improve hotel property performance, the status of the Company’s hotel property acquisition activities, the Company’s execution on short- and long-term strategic initiatives for which the named executive officer is responsible and the Company’s compliance with applicable laws and regulations to the extent within the named executive officer’s responsibility.
In addition, a tool by which the Compensation Committee measures a named executive officer’s performance is the named executive officer’s contributions with respect to the Company’s MBOs, which, as described above, are reviewed and approved by the Compensation Committee and the Board each year. Quarterly progress reports with respect to the MBOs provide the Compensation Committee with a regular update on the performance of the named executive officers. As noted elsewhere in this Proxy Statement, MBOs are primarily used to determine the annual cash incentive bonus, but MBOs can be expected also to influence the Compensation Committee’s determination of base salaries in the future.

The Compensation Committee’s review of a named executive officer’s role and contribution to the Company includes the observations of the Chief Executive Officer with respect to the performance of the other named executive officers, especially as to day-to-day responsibilities and intra-company leadership qualities and growth.
With respect to each named executive officer’s expertise and experience within the industry, the Compensation Committee considers involvement in industry or trade groups such as NAREIT, reputation in the institutional investor community, as well as awards or other recognition by industry or trade groups or other industry participants.
The 2013 annual base salaries for the named executive officers are provided in the Summary Compensation Table located elsewhere in this proxy statement. For 2014, the Compensation Committee and the Board approved annual base salaries for Messrs. Bortz, Martz and Fisher of $750,000, $400,000 and $400,000, respectively.
Annual Cash Incentive Bonus
The Compensation Committee emphasizes the importance of incentive cash compensation (the annual cash incentive bonus program) as a component of total compensation for the named executive officers. The Company believes this component of the Company’s compensation program is an investment in high-quality, successful employees who can improve the operational performance of the Company’s hotels and generate new business and investment opportunities that create value for shareholders.
The annual cash incentive bonus program is intended to compensate our named executive officers for achieving our annual goals at both the corporate and hotel property levels, as well as implementing long-term plans and strategies. However, we do not guarantee any bonuses. In 2013, the target annual cash incentive bonuses were established based on MBOs described below as the 2013 Annual Objectives. The Compensation Committee reviewed and approved the targeted amounts after reviewing the updated Mercer report. The actual cash incentive bonus for 2013 was paid in the first quarter of 2014, after audited financial statements for 2013 for the Company and the data required to calculate performance against the MBOs became available, and when the Compensation Committee, after consultation with the Chief Executive Officer, determined the percentage above, at or below the target cash incentive bonuses the named executive officers should receive based upon the Company’s achievement of the approved MBOs.
The Compensation Committee noted the following particular areas of achievement in 2013 when approving the compensation of our named executive officers:

•
Hotel operating performance improvement exceeded that of our peers by over 40%: our “same-store” hotel-level EBITDA for the year ended December 31, 2013 grew by 8.9% compared to the prior year, whereas the average growth in comparable same-store hotel-level EBITDA of the REITs in the full-service hotel sector whom we consider to be our peers was 6.1%. We consider Ashford Hospitality Trust, Chesapeake Lodging Trust, DiamondRock Hospitality Company, Host Hotels & Resorts, Inc., LaSalle Hotel Properties, Strategic Hotels & Resorts, Inc. and Sunstone Hotel Investors, Inc. to be our peers.

•
Actual hotel operating performance was below our projected underwriting goals for hotel acquisitions: for the year ended December 31, 2013, our actual hotel-level EBITDA was below our underwritten 2013 hotel-level EBITDA by approximately 90 basis points.

•
Realized savings across portfolio by formalizing “best practices” program and initiatives: for 2013, we significantly exceeded our goal of producing at least $5.0 million of annualized expense savings or increased profitability by identifying and implementing best practices across our portfolio of hotels. We implemented measures and investments estimated to produce annualized savings of approximately $6.5 million.

•
Successfully completed numerous hotel capital re-investment programs on time and within budget: for 2013, we made $53.1 million of capital improvements throughout our portfolio, including significant capital improvements at Hotel Zetta, Sofitel Philadelphia, Hotel Vintage Park Seattle, Le Méridien Delfina Santa Monica and Affinia 50.

•
Completed acquisitions of four high-quality hotel properties in our target markets: we acquired the Embassy Suites San Diego Bay-Downtown in San Diego, California; the Redbury Hotel in Hollywood, California, the Hotel Modera Portland, Oregon; and the Radisson Fisherman's Wharf in San Francisco, California.

•
Maintained and strengthened financial controls and risk management: the audit of our internal controls and procedures again found no material weaknesses and no significant deficiencies, as set forth in the audit reports filed as part of our Annual Report on Form 10-K for the year ended December 31, 2013.

For each executive, the 2013 target cash incentive bonus was contingent on the Company meeting the target levels of certain MBOs established by the Board (“2013 Annual Objectives”), which were set in January 2013 and were designed to align the incentives of the Company’s employees and management with the interests of the Company’s shareholders. The actual amount of cash bonus that was paid in 2014 for performance in 2013 depended on the Company’s performance against the 2013 Annual Objectives and could have been as little as zero and as much as 200% of the target cash incentive bonus. The Company does not guarantee any bonus.
The 2013 Annual Objectives had three primary components:

•
35% is determined by the percentage growth of the Company’s comparable hotel-level EBITDA for the year ended December 31, 2013 as compared to the year ended December 31, 2012 measured against the average percentage growth in the same measure of a group of peer REITs in the full-service hotel sector, including Ashford Hospitality Trust, Chesapeake Lodging Trust (excluded for 2013 to ensure data comparability), DiamondRock Hospitality Company, Host Hotels & Resorts, Inc., LaSalle Hotel Properties, Strategic Hotels & Resorts, Inc. and Sunstone Hotel Investors, Inc. (the “Peer Group”), (the “2013 EBITDA Growth Objective”);

•
35% is determined by the amount of Company actual hotel-level EBITDA for the year ending December 31, 2012 compared to the aggregate amount of 2013 hotel-level EBITDA projected by the Company’s underwriting process at the time of each hotel’s acquisition (the “2013 Underwritten EBITDA Objective”); and

•
30% is determined by the degree to which particular business objectives, including certain capital re-investment programs, asset management initiatives, acquisition goals, medium-term debt refinancings and internal controls and compliance, are executed and met (the “2013 Operating Objective”).

The level of performance against each of the 2013 Annual Objectives was measured relative to a target and was subject to a maximum and minimum, each of which varied by objective, as shown in the following table:

2013 Annual Objective		Minimum(1) % of Target Bonus	Decrease Increment	Target Performance and % of Target Bonus	Increase Increment	Maximum % of Target Bonus

2013 EBITDA Growth	Performance (relative to Target Performance)		For every 100 basis points (“bps”) below target	EBITDA Growth = Peer-Group Average	For every 100 bps above target
	Payout Level (percent of Target Bonus)	0%	700 bps less	35%	700 bps more	87.5%

2013 Underwritten EBITDA	Performance (relative to Target Performance)		For every 100 bps below target	Actual Hotel EBITDA = Aggregate Underwritten Hotel EBITDA	For every 100 bps above target
	Payout Level (percent of Target Bonus)	0%	700 bps less	35%	700 bps more	87.5%

2013 Operating	Performance (Five-point scale – assessed by Board)	1	2	3	4	5
	Payout Level (percent of Target Bonus)	0%	15%	30%	45%	60%

Aggregate (as percent of Target Bonus)		0%		100%		200%
__________________

(1)
The Compensation Committee did not establish a threshold level of performance for any of the performance objectives. Rather, the Compensation Committee established a minimum payout level of zero for each performance objective, and the minimum payout level for all performance objectives in the aggregate is zero.

Regardless of the Company’s actual performance against one or more of the components of the 2013 Annual Objectives, no executive officer was entitled to receive more than a maximum of 200% of his target cash incentive bonus for an annual cash bonus incentive award. In addition, each component has a maximum cap on the percentage of the target cash incentive bonus that the executive officers may earn: 87.5%, 87.5% and 60% in the case of the 2013 EBITDA Growth Objective, the 2013 Underwritten EBITDA Objective and the 2013 Operating Objective, respectively.

For 2013, the Company’s actual performance against each of the 2013 Annual Objectives was as follows:

2013 Annual Objective	Actual Performance	% of Target Bonus Achieved
2013 EBITDA Growth	275 bps above target	54.2%
2013 Underwritten EBITDA	88 bps below target	28.8%
2013 Operating	3.7 out of 5	37.0%
Aggregate		120.0%

In accordance with the Company’s exceptional outperformance relative to the 2013 Annual Objectives, the Company paid the named executive officers actual cash incentive bonuses of 120.0% of the target cash incentive bonuses for 2013: Mr. Bortz received $780,000 and Messrs. Martz and Fisher each received $388,800.
For 2014, the target cash incentive bonus for Mr. Bortz is $750,000 (which is 100% of annual base salary, or approximately 25% of target total compensation, which includes the grant of time-based restricted Common Shares and performance-based equity awards discussed below). The target cash incentive bonus for each of Messrs. Martz and Fisher is $365,000 (which is 91% of annual base salary, or approximately 26% of target total compensation, which includes the grant of time-based restricted Common Shares and performance-based equity awards discussed below).
For each executive, the target cash incentive bonus is contingent on the Company meeting the target levels of certain MBOs established by the Board (“2014 Annual Objectives”), which were set in February 2014 and are designed to align the incentives of the Company’s employees and management with the interests of the Company’s shareholders. The actual amount of cash bonus that will be paid in 2015 for performance in 2014 will depend on the Company’s performance against the 2014 Annual Objectives and could be as little as zero and as much as 200% of the target cash incentive bonus. The Company does not guarantee any bonus.
The 2014 Annual Objectives have three components, as follows:

•
35% is determined by the percentage growth of the Company’s comparable hotel-level EBITDA from December 31, 2013 to December 31, 2014 measured against the average percentage growth in the same measure of the Peer Group, (the “2014 EBITDA Growth Objective”);

•
35% is determined by the percentage growth of the Company's adjusted funds from operations (“Adjusted FFO”) per Common Share from December 31, 2013 to December 31, 2014 compared to the average percentage growth in the same measure per share for the Peer Group (the “2014 Adjusted FFO Growth Objective”); and

•
30% is determined by the degree to which particular business objectives, including asset management initiatives, certain capital re-investment programs, acquisition goals and internal controls and compliance, are executed and met (the “2014 Operating Objective”).

The level of performance against each of the 2014 Annual Objectives will be measured relative to a target and will be subject to a maximum and minimum, each of which varies by objective, as shown in the table above showing the equivalent 2013 Annual Objectives.
Long-Term Equity Incentive Awards
Overview. The 2009 Equity Incentive Plan allows for long-term incentives to our named executive officers, key employees and consultants and other service providers to the Company, its subsidiaries and advisors through grants of option rights, appreciation rights, restricted share awards, performance-based equity awards, LTIP units and other forms of equity incentive awards. Awards granted to named executive officers and other employees under the incentive plan are designed to provide grantees with an incentive to promote the long-term success of the Company in line with our shareholders’ interests. The awards align the named executive officers’ interests with the interests of shareholders by providing the named executive officers with an ownership interest in the Company and a stake in the Company’s success. The 2009 Equity Incentive Plan is administered by the Compensation Committee, which has discretion to determine those individuals or entities to whom awards will be granted, the number of shares subject to such rights and awards and other terms and conditions of the option rights, appreciation rights and restricted share awards. Awards may have a vesting period that is tied to each named executive officer’s or employee’s continued service to the Company or a specifically identified set of performance measures.
Long-term equity incentive awards for the named executive officers with respect to a fiscal year are typically issued near the beginning of such fiscal year.
Based on the data contained in the updated Mercer report, for 2013, consistent with the Company's compensation philosophy, the target value of the long-term incentive compensation as a percentage of the total target compensation for each named executive officer was below the Peer Group's mean, as shown in the following table:
January 2013 Awards of Restricted Common Shares. In January 2013, each of Messrs. Bortz, Martz and Fisher received awards of restricted Common Shares subject to pro rata time-based vesting on January 1, 2014, January 1, 2015 and January 1, 2016. Mr. Bortz received 21,112 restricted Common Shares, and Messrs. Martz and Fisher each received 8,754 restricted Common Shares. The shares were granted pursuant to the 2009 Equity Incentive Plan and were intended as part of the 2013 compensation program. The 2013 awards of restricted Common Shares for the named executive officers are provided in the Summary Compensation Table located elsewhere in this proxy statement.
For 2014, the Company awarded restricted Common Shares to Messrs. Bortz, Martz and Fisher in the amounts of 19,717, 8,216 and 8,216 shares, respectively, in February 2014. The grant date fair values of the awards, calculated in accordance with FASB ASC 718, were $593,678, $247,384 and $247,384, respectively, or approximately 20%, 18% and 18%, respectively, of each named executive officer’s target total compensation. The restricted Common Shares will vest ratably on January 1, 2015, January 1, 2016 and January 1, 2017, provided that the recipient remains employed by the Company on each vesting date.

Awards of Performance-Based Equity. In January 2013, each of Messrs. Bortz, Martz and Fisher received awards of performance-based equity in the form of performance units, which will vest in the form of Common Shares only if, and to the degree, long-term performance criteria established by the Board (“2013 Long-Term Objectives”) are met, provided that the recipient remains employed by the Company through January 1, 2016 or as otherwise described below.
The 2013 Long-Term Objectives have three primary components:

•
30% is determined by the Company’s total shareholder return (Common Share price appreciation/depreciation plus paid dividends) (“TSR”) measured from December 31, 2012 through December 31, 2015 compared to the Peer Group’s average TSR (the “2013 Group TSR Objective”);

•
30% is determined by the Company’s total shareholder return (Common Share price appreciation/depreciation plus paid dividends) from December 31, 2012 through December 31, 2015 (the “2013 Absolute TSR Objective”); and

•
40% is determined by reduction of the gap between the Company’s hotel-level EBITDA margin and that reported by LaSalle Hotel Properties from December 31, 2012 through December 31, 2015, measured annually (the “2013 Direct Competitor Objective”).

The level of performance against each of the 2013 Long-Term Objectives is measured relative to a target and is subject to a maximum and minimum, each of which varies by objective, as shown in the following table:

2013 Long-Term Objective		Minimum(1) % of Target Bonus	Decrease Increment	Target Performance and % of Target Bonus	Increase Increment	Maximum % of Target Bonus

2013 Group TSR	Performance (relative to Target Performance)	≥ 600 bps below	For every 100 bps below target	Peer-Group Average TSR	For every 100 bps above target
	Payout Level (percent of Target Bonus)	0%	500 bps less	30%	500 bps more	60%

2013 Absolute TSR	Performance (relative to Target Performance)	≤ 5%	For every 100 bps below target	9% TSR	For every 100 bps above target
	Payout Level (percent of Target Bonus)	0%	750 bps less	30%	750 bps more	60%

2013 Direct Competitor	Performance (relative to Target Performance)	≥ 40 bps increase in gap	For every 10 bps increase in EBITDA margin gap	No change in EBITDA margin gap	For every 10 bps decrease in EBITDA margin gap
	Payout Level (percent of Target Bonus)	0%	1,000 bps less	40%	1,000 bps more	200%

Aggregate (as percent of Target Bonus)		0%		100%		200%
__________________

(1)
The Compensation Committee did not establish a threshold level of performance for any of the performance objectives. Rather, the Compensation Committee established a minimum payout level of zero for each performance objective and the minimum payout level for all performance objectives in the aggregate is zero.

Regardless of the Company’s actual performance against any one or more of the 2013 Long-Term Objectives, the maximum amount of Common Shares that can vest pursuant to the performance-based equity award for any of the named executive officers is 200% of the executive’s target number of Common Shares under the award.
The minimum, target and maximum number of Common Shares subject to the performance-based equity incentive awards for the Company’s three executive officers are as follows:

Name	Number of Common Shares Subject to Performance-Based Vesting			Value if Maximum Number Vests(2)
	Minimum(1)	Target	Maximum
Jon E. Bortz	0	31,669	63,338	$1,566,982
Raymond D. Martz	0	13,130	26,260	$649,672
Thomas C. Fisher	0	13,130	26,260	$649,672

(1)
The Compensation Committee did not establish a threshold level of performance for any of the performance objectives. Rather, the Compensation Committee established a minimum payout level of zero for each performance objective and the minimum payout level for all performance objectives in the aggregate is zero.

(2)
The amounts in this column show the dollar values of the performance-based equity awards assuming that on the grant date of the awards the highest level of performance was probable, the maximum value of the awards would be earned and the value per Common Share subject to performance-based vesting was assumed to be the closing price per Common Share on the NYSE on the date of grant, January 30, 2013. The values of the performance-based equity awards are dependent in part on the Company’s performance over a three-year period and there is no assurance that the maximum value of the awards will be earned.

For each named executive officer, the actual amount of Common Shares that will vest after December 31, 2015 pursuant to the performance-based equity awards will depend on the Company’s performance against the 2013 Long-Term Objectives and requires that the recipient remain employed by the Company through December 31, 2015. Prior to vesting, the Common Shares issuable pursuant to these performance-based equity awards will not be entitled to receive dividends paid on the Company’s Common Shares or to be voted, but dividends will accrue on the shares and will be paid if and when the shares vest.
In February 2014, each of Messrs. Bortz, Martz and Fisher received awards of performance-based equity, in the form of performance units, which will vest in the form of Common Shares if, and to the degree, long-term performance criteria established by the Board (“2014 Long-Term Objectives”) are met, provided that the recipient remains employed by the Company through January 1, 2017 or as otherwise described below.
There are three 2014 Long-Term Objectives:

•	30% is determined by the Company’s TSR measured from December 31, 2013 through December 31, 2016 compared to the Peer Group’s average TSR (the “2014 Group TSR Objective”);

•	30% is determined by the Company’s TSR from December 31, 2013 through December 31, 2016 (the “2014 Absolute TSR Objective”); and

•
40% is determined by reduction of the gap between the Company’s hotel-level EBITDA margin and that reported by LaSalle Hotel Properties from December 31, 2013 through December 31, 2016, measured annually (the “ 2014 Direct Competitor Objective”).

The level of performance against each of the 2014 Long-Term Objectives will be measured relative to a target and will be subject to a maximum and minimum, each of which varies by objective, as shown in the table above showing the equivalent 2013 Long-Term Objectives. Regardless of the Company’s actual performance against any one or more of the 2014 Long-Term Objectives, the maximum amount of Common Shares that can vest pursuant to the performance-based equity awards for any of the named executive officers is 200% of the executive’s target number of Common Shares.
The minimum, target and maximum number of performance units subject to the 2014 performance-based equity incentive awards for the Company’s three executive officers are as follows:

Name	Number of Performance Units Subject to Performance-Based Vesting			Value if Maximum Number Vests(2)
	Minimum(1)	Target	Maximum
Jon E. Bortz	0	29,576	59,152	$1,781,067
Raymond D. Martz	0	12,323	24,646	$742,091
Thomas C. Fisher	0	12,323	24,646	$742,091

(1)
The Compensation Committee did not establish a threshold level of performance for any of the performance objectives. Rather, the Compensation Committee established a minimum payout level of zero for each performance objective and the minimum payout level for all performance objectives in the aggregate is zero.

(2)
The amounts in this column show the dollar values of the performance-based equity awards assuming that on the grant date of the awards the highest level of performance was probable, the maximum value of the awards would be earned and the value per performance unit was assumed to be the closing price per Common Share on the NYSE on the date of grant, February 4, 2014.

The values of the performance-based equity awards are dependent in part on the Company’s performance over a three-year period and there is no assurance that the maximum value of the awards will be earned.
For each named executive officer, the actual amount of performance units that will vest (and be settled in the form of Common Shares) after December 31, 2016 will depend on the Company’s performance against the 2014 Long-Term Objectives and requires that the recipient remain employed by the Company through December 31, 2016 or as otherwise described below. Prior to vesting, the performance units will not be entitled to receive dividends paid on Common Shares or to be voted, but dividends will, in effect, accrue on the units and will be paid if, but only if, and to the extent the performance units vest and are settled in the form of Common Shares.
December 2013 Retention Awards. In September 2013, Mercer prepared a report for the Compensation Committee of retention/special equity awards granted to the named executive officers of a peer group of 13 publicly traded REITs.  The peer group included the nine lodging REITs included in Mercer’s October 2011 report (and the January 2013 update), added Ryman Hospitality Properties, Inc. as a tenth lodging REIT, and included EPR Properties, Glimcher Realty Trust and Rouse Properties, Inc. as three non-lodging REITS.  In December 2013, taking into account the findings of this Mercer report, the Compensation Committee and the Board, intending to provide an additional incentive to the Company’s named executive officers to remain at the Company and to strengthen the alignment of the officers’ interests with those of the Company’s other shareholders, awarded LTIP Class B units in our operating partnership, which are subject to time-based vesting, and performance units, which are subject to performance-based vesting and will, if earned, be settled in the form of Common Shares. Messrs. Bortz, Martz and Fisher received 109,240, 58,821 and 58,821 LTIP Class B units, respectively, and the same target number of performance units. These retention awards are not treated as a recurring component of the named executive officers’ annual compensation packages.
The LTIP Class B units are subject to: (i) time-based vesting in five equal 20% installments on each of January 1, 2016, January 1, 2017, January 1, 2018, January 1, 2019 and January 1, 2020; (ii) acceleration of vesting in certain circumstances (such as in the event of a change in control or termination of the executive without cause); and (iii) continued employment of the executive by the Company through the applicable vesting date.
The performance units are subject to: (i) performance-based vesting immediately following each of five measurement periods beginning on December 13, 2013 and ending on each of December 31, 2015, December 31, 2016, December 31, 2017, December 31, 2018 and December 31, 2019, respectively; (ii) acceleration of vesting in certain circumstances (such as a change in control or termination of the executive without cause); and (iii) continued employment by the Company through the applicable vesting date.
The performance criteria that will determine the number of performance units that will vest are based on the Company’s TSR and the Peer Group’s average TSR for each measurement period.
The percentage of the target number of performance units that may vest will range from a minimum of 0% up to a maximum of 200%. However, no more than 40% of the performance units may vest in any one of the five measurement periods. There is no catch-up vesting provision.
Up to 20% of the target number of performance units will vest for each recipient in each of the five measurement periods depending on the degree to which the Company's TSR exceeds the Peer Group's average TSR for such measurement period (the “Relative TSR Measurement”). If the Peer Group's average TSR exceeds the Company's TSR by 600 basis points or more in a measurement period, then 0% of the target number of performance units will vest for that period. Conversely, if the Company's TSR exceeds the Peer Group's average TSR by 600 basis points or more in a measurement period, then 20% of the target number of performance units will vest for that period.
Up to 20% of the target number of performance units will vest for each recipient in each of the five measurement periods depending on the degree to which the Company's TSR exceeds a compounded annual rate of 9% for such measurement period (the “Absolute TSR Measurement”). If the Company's TSR is more than 400 basis points less than the annually compounded 9% in a measurement period, then 0% of the target number of performance units will vest for that period. Conversely, if the Company's TSR is more than 400 basis points more than the annually compounded 9% in a measurement period, then 20% of the target number of performance units will vest for that period.
December 2009 Awards of “Founders” LTIP Units. Effective upon completion of the IPO in December 2009, Messrs. Bortz and Martz received grants of LTIP units, since renamed as LTIP Class A units, in our operating partnership in the amounts of 723,035 and 132,260 LTIP Class A units, respectively. In January 2010, upon joining the Company, Mr. Fisher received a grant of 47,349 LTIP Class A units. The awards were granted pursuant to our 2009 Equity Incentive Plan. The awards were designed as one-time “founders” grants to attract and retain experienced, high-quality executives who could manage and lead us from a start-up operation, through an IPO, to delivering favorable total shareholder returns both in an absolute amount and relative to our peers. These awards of “founders” LTIP Class A units are not treated as a recurring component of the named executive officers’ annual compensation packages.
In April 2011, the LTIP Class A units achieved full parity with common units of our operating partnership (“Common Units”). In December 2012, at the request of our named executive officers, our operating partnership converted all of their vested LTIP Class A units into Common Units and the executives redeemed those Common Units for, at our option, an equal number of Common Shares. As a result, Messrs. Bortz, Martz and Fisher received 433,821 Common Shares, 79,356 Common Shares and 18,940 Common Shares, respectively. As of December 31, 2013, Messrs. Bortz, Martz and Fisher have 289,214 LTIP Class A units, 52,904 LTIP Class A units and 28,409 LTIP Class A units, respectively, of which 144,607 LTIP Class A units, 26,452 LTIP Class A units, and 18,940 LTIP units have not yet vested. For a discussion of the accounting treatment of LTIP Class A and LTIP Class B units, please refer to the Annual Report on Form 10-K.
Other Benefits
Consistent with the philosophy of the Compensation Committee to establish individual- and Company-based performance measures, the Compensation Committee will continue to maintain competitive benefits and perquisites for named executive officers. However, the Compensation Committee does not view benefits and perquisites as a key component of the Company’s compensation program and their total value remains a small percentage of each named executive officer’s base salary. The Compensation Committee may revise, amend or add to each named executive officer’s benefits and perquisites if it deems it advisable.
Other Factors Considered by the Compensation Committee
Tax Deductibility of Executive Compensation
Section 162(m) of the Code limits the deduction that a public corporation may claim for compensation paid to its chief executive officer and its three other highest paid executive officers (other than its chief financial officer). The compensation deduction that may be claimed on account of amounts paid to each of those executive officers is limited to $1 million per year. Compensation that qualifies as “performance based compensation” under Section 162(m) of the Code is not subject to the deduction limit.
A transition rule under Section 162(m) of the Code applies to compensation paid by the Company under an agreement or plan that was in effect at the time of the Company’s IPO; provided that the prospectus for the offering disclosed the terms of the agreement or plan in accordance with the requirements of applicable securities law. The transition rule provides that compensation paid under such agreements before the end of a specified reliance period is not subject to the Section 162(m) deduction limit. Similarly, compensation paid pursuant to awards granted under a plan, like the 2009 Equity Incentive Plan, before the end of the specified reliance period is not subject to the Section 162(m) deduction limit. The reliance period for the Company under the transition rule ended when the 2009 Equity Incentive Plan was amended and restated in 2012. The Company should be entitled to rely on the relief provided under the transition rule so that Section 162(m) will not apply to compensation paid under the agreements, or grants made under the 2009 Equity Incentive Plan, before the reliance period ended.

With respect to compensation that is not exempt from the deduction limit under this transition rule, the Compensation Committee generally seeks to preserve the federal income tax deductibility of compensation paid to the named executive officers and thus may design compensation awards and incentives so that they qualify as “performance based compensation” under Section 162(m) of the Code. However, in order to maintain flexibility in compensating the named executive officers in a manner designed to promote our corporate goals, including retaining and providing incentives to the named executive officers, the Compensation Committee has not adopted a policy that all compensation must be deductible.
We do not expect Section 162(m) of the Code to affect the deductibility of any compensation paid by the Company in 2013 to the named executive officers.
Payments Upon Termination of A Named Executive Officer and Vesting of Equity Awards Upon A Change in Control of the Company
The Company entered into an agreement with each of its named executive officers, upon his joining the Company, to provide benefits to each in the event his employment is terminated in certain circumstances. Otherwise, the Company has not entered into an employment agreement with any of its named executive officers. The Compensation Committee expects to review the terms of the three change in control severance agreements annually. Because each named executive officer’s severance payment is derived from his annual base salary and other annual incentive compensation, the effect on severance payments is one of the factors expected to be considered by the Compensation Committee when annually reviewing the named executive officer’s total compensation and change in control severance agreement terms in the future.
The agreement with each named executive officer provides that the named executive officer will be entitled to the severance payments and benefits detailed in this Proxy Statement under “Change in Control Severance Agreements, Equity Award Vesting and Other Termination Policies” if the named executive officer resigns for “good reason” or if the named executive officer is terminated by the Company without “cause” in connection with, or within one year after, a change in control of the Company. As noted at the beginning of this Compensation Discussion and Analysis, one of the Company’s executive compensation philosophies is to retain key executive officers. The Compensation Committee believes that the terms of the change in control severance agreements described above, including the events triggering severance payments, are competitive with other lodging REITs and promote stability among its named executive officers which is important to the Company’s overall performance.
In addition, the Compensation Committee considers the effect of accelerated vesting of certain equity awards upon a termination of a named executive officer or a change in control of the Company. The Compensation Committee approves of the terms of the time-based restricted share award agreements and the performance-based equity award agreements, including the immediate vesting of time-based restricted Common Shares (and, in the case of performance-based equity awards, the immediate vesting of at least the target number of Common Shares) upon a change in control of the Company, upon a named executive officer’s resignation for good reason or upon a named executive officer’s termination without cause. The Compensation Committee believes that the terms of the time-based restricted share award agreements and the performance-based equity award agreements are competitive with those of other lodging REITs, promote stability among the Company’s named executive officers, which is important to the Company’s overall performance, and provide appropriate incentive to align the interests of management with shareholders’ interests in evaluating potential acquisitions. For more information on the vesting terms of the named executive officer’s time-based restricted Common Shares and performance-based equity awards, see “Change in Control Severance Agreements, Equity Award Vesting and Other Termination Policies—Vesting of Long-Term Equity Incentive Awards.”
Risk Management Considerations
The Company has sought to structure its compensation to encourage management to establish and maintain sound operating, financial, accounting and asset management systems, and to encourage prudent acquisitions of hotel properties and risk-adjusted financial goals. The MBOs for both 2012 and 2013 were designed to strengthen the alignment of management’s interests with those of the Company’s shareholders. For example, the 2012 and 2013

Annual Objectives included the Company’s achievement of specified financial performance for the Company’s hotel portfolio as compared to the Company’s underwriting at the time of acquisitions of the hotel properties and the successful completion of the Company’s internal control program. The first of these objectives was intended to encourage executive officers to reduce the risk that the financial performance of our hotel portfolio did not meet the Company’s underwriting forecasts. At the same time, the second of these objectives was designed to further reduce the risk that the Company’s internal controls would not detect and prevent a problem with its financial management and reporting. Moreover, the Company believes that paying a significant portion of total compensation in the form of awards of Common Shares aligns management’s incentives with the interests of the Company’s shareholders. The Company believes the 2014 Annual Objectives and the compensation program for 2014 similarly align management’s incentives with the interests of the Company’s shareholders. As a result, the Company believes its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Share Ownership Guidelines for Named Executive Officers
In 2010, the Board established share ownership guidelines for the named executive officers of the Company. The Board believes that encouraging each named executive officer to maintain a meaningful ownership interest in the Company relative to the named executive officer’s annual base salary is in the best interest of the Company and its shareholders and is likely to further encourage the named executive officer to act in a manner that creates value for the Company’s shareholders. Pursuant to the guidelines, the Board recommends that by December 31, 2014 each of our existing named executive officers should own shares in the Company having an aggregate value equal to or greater than the multiple of his base salary as shown in the following table.

	Multiple of Annual Base Salary (2013)	Amount of Share Ownership Required	Ownership Level Exceeded?
Chief Executive Officer	5x	$3.8 million	Yes
Chief Financial Officer	3x	$1.2 million	Yes
Chief Investment Officer	3x	$1.2 million	Yes

Common Shares, LTIP units, restricted Common Shares subject to time-based vesting and Preferred Shares will count toward the recommended level of share ownership. Any Common Shares that may vest pursuant to performance-based equity awards, if any, that have not vested will not count toward the recommended level of share ownership. Any new named executive officer will have five years from the time of joining the Company to attain the recommended level of share ownership. Once the Board has determined that a named executive officer has met the recommended level of share ownership, declines in the market value of those shares following the Board’s determination will not change that determination. All three of our named executive officers have exceeded the recommended level of share ownership for named executive officers.
Prohibition Against Hedging
Our insider trading policy prohibits our officers, trustees, employees and consultants of the Company and their respective family members from, among other prohibited activities, engaging in short-term or speculative transactions in the Company’s securities or in other transactions in the Company’s securities that may lead to inadvertent violations of insider trading laws. The insider trading policy also prohibits our officers, trustees, employees and consultants of the Company and their respective family members from engaging in short sales of the Company’s securities and transactions in publicly traded options on the Company’s securities, such as puts, calls and other derivative securities, on an exchange or in any other market.

Adoption of Compensation Clawback Policy
We expect the SEC, in accordance with the requirements of the Dodd-Frank Act, to issue regulations regarding clawback policies. We intend to adopt a clawback policy that will apply to our executive officers in conformity with the SEC regulations once they have been implemented. We have chosen to wait to adopt a formal policy until the SEC issues its regulations to insure that our policy will be fully compliant.

EXECUTIVE OFFICER COMPENSATION TABLES
Summary Compensation Table
The following table sets forth the information required by Item 402 of Regulation S-K promulgated by the SEC. The amounts shown represent the compensation paid to our named executive officers for the years shown as consideration for services rendered to us.
With respect to long-term equity incentive awards, the dollar amounts indicated in the table under “Share Awards” are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Share Awards(2) ($)	Non-Equity Incentive Plan Compensation(1) ($)	All Other Compensation ($)	Total ($)
Jon E. Bortz Chairman, President and Chief Executive Officer	2013	650,000	—	7,877,913(3)	780,000(4)	43,915(5)	9,351,828
	2012	500,000	—	1,349,834(6)	940,000(7)	46,829(8)	2,836,663
	2011	315,000	—	657,279(9)	630,000(10)	40,421(11)	1,642,700

Raymond D. Martz Executive Vice President, Chief Financial Officer, Treasurer and Secretary	2013	360,000	—	4,071,789(12)	388,800(4)	39,775(13)	4,860,364
	2012	350,000	—	534,322(14)	526,400(7)	37,187(15)	1,447,909
	2011	262,500	—	328,640(16)	420,000(10)	33,851(17)	1,044,991

Thomas C. Fisher Executive Vice President, Chief Investment Officer	2013	360,000	—	4,071,789(12)	388,800(4)	38,775(18)	4,859,364
	2012	350,000	—	534,322(14)	526,400(7)	37,187(19)	1,447,909
	2011	262,500	—	328,640(16)	420,000(10)	33,601(20)	1,044,741
________________

(1)
For each named executive officer for each year, the total of the amounts shown in the Bonus and Non-Equity Incentive Plan Compensation columns equals the amount of the annual cash incentive bonus. Any amount shown in the Bonus column is the discretionary amount of the annual cash incentive bonus awarded to a named executive officer in excess of the formula-based amount of the annual cash incentive bonus for that year.

(2)
For information regarding the Company’s assumptions made in the valuation of time-based restricted share awards, performance-based equity awards and LTIP unit awards, see Note 8 to the financial statements included in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2013. The table below shows the dollar value of performance-based equity awards for each named executive officer assuming that on the grant date of the awards the highest level of performance was probable, the maximum value of the awards would be earned and the value per Common Share subject to performance-based vesting was assumed to be the closing price per Common Share on the NYSE on the date of grant. The values of the performance-based equity awards are dependent on the Company’s performance over a three-year or six-year period, as applicable, and there is no assurance that the maximum value of the awards will be earned.

	Maximum Value of Performance-Based Equity Awards Assuming Highest Performance Level
Year	Bortz	Martz	Fisher
2012	$1,490,397	$589,955	$589,955
2013	$7,944,413	$4,083,642	$4,083,642

(3)
Reflects the grant of 109,240 LTIP Class B units under the 2009 Equity Incentive Plan in December 2013 which vest ratably on January 1, 2016, 2017, 2018, 2019 and 2020. Also reflects 21,112 restricted Common Shares that vest ratably on January 1, 2014, January 1, 2015 and January 1, 2016 and the target amount of Common Shares that may vest pursuant to the January 2013 and December 2013 performance-based equity awards.

(4)	Amount of actual cash incentive bonus paid in March 2014 for 2013 performance.

(5)
Amount includes (i) $17,657 in health insurance premiums, (ii) $10,058 in dental, life and long-term disability insurance premiums, (iii) $10,200 in employer-matching contributions to the Company’s 401(k) plan and (iv) $6,000 in employer-matching charitable contributions.

(6)
Reflects 21,460 restricted Common Shares that vest ratably on January 1, 2013, January 1, 2014 and January 1, 2015 and the target amount of Common Shares that may vest pursuant to the 2012 performance-based equity award.

(7)	Amount of actual cash incentive bonus paid in February 2013 for 2012 performance.

(8)
Amount includes (i) $18,260 in health insurance premiums, (ii) $13,319 in dental, life and long-term disability insurance premiums, (iii) $10,000 in employer-matching contributions to the Company’s 401(k) plan and (iv) $5,250 in employer-matching charitable contributions.

(9)	Reflects 29,674 restricted Common Shares that vest ratably on January 1, 2012, January 1, 2013 and January 1, 2014.

(10)	Amount of actual cash incentive bonus paid in February 2012 for 2011 performance.

(11)
Amount includes (i) $15,984 in health insurance premiums, (ii) $10,387 in dental, life and long-term disability insurance premiums, (iii) $9,800 in employer-matching contributions to the Company’s 401(k) plan and (iv) $4,250 in employer-matching charitable contributions.

(12)
Reflects the grant of 58,821 LTIP Class B units under the 2009 Equity Incentive Plan in December 2013 which vest ratably on January 1, 2016, 2017, 2018, 2019 and 2020. Also reflects 8,754 restricted Common Shares that vest ratably on January 1, 2014, January 1, 2015 and January 1, 2016 and the target amount of Common Shares that may vest pursuant to the January 2013 and December 2013 performance-based equity awards.

(13)
Amount includes (i) $19,736 in health insurance premiums, (ii) $8,839 in dental, life and long-term disability insurance premiums, (iii) $10,200 in employer-matching contributions to the Company’s 401(k) plan and (iv) $1,000 in employer-matching charitable contributions.

(14)
Reflects 8,495 restricted Common Shares that vest ratably on January 1, 2013, January 1, 2014 and January 1, 2015 and the target amount of Common Shares that may vest pursuant to the 2012 performance-based equity award.

(15)
Amount includes (i) $18,260 in health insurance premiums, (ii) $8,677 in dental, life and long-term disability insurance premiums, (iii) $10,000 in employer-matching contributions to the Company’s 401(k) plan and (iv) $250 in employer-matching charitable contributions.

(16)	Reflects 14,837 restricted Common Shares that rest ratably on January 1, 2012, January 1, 2013 and January 1, 2014.

(17)
Amount includes (i) $15,984 in health insurance premiums and coverage under COBRA, (ii) $7,817 in dental, life and long-term disability insurance premiums, (iii) $9,800 in employer-matching contributions to the Company’s 401(k) and (iv) $250 in employer-matching charitable contributions.

(18)
Amount includes (i) $19,736 in health insurance premiums, (ii) $8,839 in dental, life and long-term disability insurance premiums, and (iii) $10,200 in employer-matching contributions to the Company’s 401(k) plan.

(19)
Amount includes (i) $18,260 in health insurance premiums, (ii) $8,677 in dental, life and long-term disability insurance premiums, (iii) $10,000 in employer-matching contributions to the Company’s 401(k) plan and (iv) $250 in employer-matching charitable contributions.

(20)
Amount includes (i) $15,984 in health insurance premiums and coverage under COBRA, (ii) $7,817 in dental, life and long-term disability insurance premiums and (iii) $9,800 in employer-matching contributions to the Company’s 401(k) plan.

Grants of Plan-Based Awards
The following table sets forth information with respect to plan-based equity awards granted in 2013 to the named executive officers. The January 31, 2013 awards were made based on 2012 performance against the 2012 MBOs, and the December 13, 2013 awards were made to provide additional incentive to our named executive officers to remain at the Company. The dollar amounts indicated under the “Grant Date Fair Value” are the full fair value of each grant, in accordance with the applicable accounting literature, which, with respect to the value of performance-based equity incentive awards, is the probable outcome of the performance conditions as of the grant date.

Name	Date of Grant	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Share Awards: Number of Shares/units (#)	Grant Date Fair Value ($)
		Threshold ($)	Target ($)	Maximum ($)	Theshold (# of shares)	Target (# of shares)	Maximum (# of shares)
Jon E. Bortz
Annual Cash Incentive Bonus		— (3)	650,000	1,300,000
Time-Based	January 31, 2013							21,112 (4)	522,311
	December 13, 2013							109,240 (7)	3,188,716
Performance-Based	January 31, 2013				— (5)	31,669	63,338		851,453 (6)
	December 13, 2013				— (5)	109,240	218,480		3,315,434 (6)
Raymond D. Martz
Annual Cash Incentive Bonus		— (3)	324,000	648,000
Time-Based	January 31, 2013							8,754(4)	216,574
	December 13, 2013							58,821 (7)	1,716,985
Performance-Based	January 31, 2013				— (5)	13,130	26,260		353,013(6)
	December 13, 2013				— (5)	58,821	117,642		1,785,217(6)
Thomas C. Fisher
Annual Cash Incentive Bonus		— (3)	324,000	648,000
Time-Based	January 31, 2013							8,754(4)	216,574
	December 13, 2013							58,821 (7)	1,716,985
Performance-Based	January 31, 2013				— (5)	13,130	26,260		353,013(6)
	December 13, 2013				— (5)	58,821	117,642		1,785,217(6)
________________

(1)
On March 11, 2014, the Board of Trustees approved, as recommended by the Compensation Committee, actual annual cash incentive bonuses for Messrs. Bortz, Martz and Fisher of $780,000, $388,800 and $388,800, respectively, for 2013 performance.

(2)
For each executive, the actual amount of Common Shares that will be issued upon the applicable vesting date pursuant to the performance-based award will depend on our performance against the long-term objectives defined in the agreements and requires that the recipient remain employed by the Company through the vesting date. For more information regarding the performance criteria for these awards, see “Executive Officer Compensation—Compensation Discussion and Analysis—Components and Criteria of Executive Compensation—Long-Term Equity Incentive Awards.”

(3)	The Compensation Committee did not establish a threshold level of performance. Rather, the Compensation Committee established a minimum payout level of zero.

(4)	The award is subject to time-based vesting ratably on January 1 of 2014, 2015 and 2016.

(5)
The Compensation Committee did not establish a threshold level of performance for any of the performance objectives. Rather, the Compensation Committee established a minimum payout level of zero for each performance objective and the minimum payout level for all performance objectives in the aggregate is zero.

(6)	The dollar value is computed assuming that the target number of shares vests.

(7)	The award is subject to time-based vesting ratably on January 1 of 2016, 2017, 2018, 2019 and 2020.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables
Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Tables and the Grants of Plan-Based Awards Table was paid or awarded, are described above under “Executive Officer Compensation—Compensation Discussion and Analysis.” The terms of change in control severance agreements that we have entered into with our executives are described below under “Change in Control Severance Agreements, Equity Award Vesting and Other Termination Policies.”
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information with respect to outstanding equity awards held by the named executive officers as of December 31, 2013.

		Share Awards
Name	Date of Grant	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested(1) ($)
Jon E. Bortz	December 14, 2009	144,607(2)	4,448,111	—	—
	February 9, 2011	9,891(4)	304,247	—	—
	February 8, 2012	14,306(5)	440,053	32,190(6)	990,164
	January 31, 2013	21,112(7)	649,405	31,669(6)	974,138
	December 13, 2013	109,240(8)	3,360,222	109,240(6)	3,360,222

Raymond D. Martz	December 14, 2009	26,452(2)	813,664	—	—
	February 9, 2011	4,945(4)	152,108	—	—
	February 8, 2012	5,663(5)	174,194	12,742(6)	391,944
	January 31, 2013	8,754(7)	269,273	13,130(6)	403,879
	December 13, 2013	58,821(8)	1,809,334	58,821(6)	1,809,334

Thomas C. Fisher	January 11, 2010	18,940(3)	582,594	—	—
	February 9, 2011	4,945(4)	152,108	—	—
	February 8, 2012	5,663(5)	174,194	12,742(6)	391,944
	January 31, 2013	8,754(7)	269,273	13,130(6)	403,879
	December 13, 2013	58,821(8)	1,809,334	58,821(6)	1,809,334
________________

(1)
Pursuant to SEC rules, for purposes of this table the market value per unvested LTIP unit and restricted Common Share, as applicable, is assumed to be $30.76, the closing market price per Common Share at the end of the last completed fiscal year, December 31, 2013. The “founders” LTIP units reached parity with Common Shares in April 2011. For more information regarding the Company’s assumptions made in the valuation of these equity awards, see Note 8 to the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

(2)	Amount includes LTIP Class A units that have not vested from initial award that vest ratably on each December 14 for five years, beginning on December 14, 2010.

(3)	Amount includes LTIP Class A units that have not vested from initial award that vest ratably on each January 11 for five years, beginning on January 11, 2011.

(4)	Amount includes restricted Common Shares that have not vested from initial award that vest ratably on each January 1 for three years, beginning on January 1, 2012.

(5)	Amount includes restricted Common Shares that have not vested from initial award that vest ratably on each January 1 for three years, beginning on January 1, 2013.

(6)
The Compensation Committee did not establish a threshold level of performance for this performance-based equity award, therefore the amount represents the payout in Common Shares assuming the target level of performance is achieved.

(7)	Amount includes restricted Common Shares that have not vested from initial award that vest ratably on each January 1 for three years, beginning on January 1, 2014.

(8)	Amount includes LTIP Class B units that have not vested from initial award that vest ratably on January 1, 2016, 2017, 2018, 2019 and 2020.

In January 2014, Messrs. Bortz, Martz and Fisher were granted additional restricted share awards of 19,717, 8,216 and 8,216 Common Shares, respectively. The shares vest in equal one-third installments each January 1, commencing January 1, 2015, provided the executive officer remains employed by the Company on the vesting date. Prior to vesting, the restricted shares are entitled to vote and receive dividends.
Option Exercises and Shares Vested
The Company has not granted any share option awards to the named executive officers. The following table sets forth information with respect to the vesting of the named executive officers’ restricted Common Shares and LTIP Class A units during 2013.

	Share Awards
Name	Number of Shares Acquired on Vesting (1) (#)	Value Realized on Vesting(2) ($)
Jon E. Bortz	171,244	4,848,863
Raymond D. Martz	39,026	1,068,828
Thomas C. Fisher	22,044	526,721
________________

(1)	Amounts include vested LTIP Class A units and restricted Common Shares.

(2)
For purposes of this table, the market value per vested LTIP Class A unit is assumed to be the closing market price per Common Share on the vesting date. The “founders” LTIP Class A units reached parity with Common Shares in April 2011. For more information regarding the Company’s assumptions made in the valuation of these equity awards, see Note 8 to the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information, as of December 31, 2013, relating to the 2009 Equity Incentive Plan, pursuant to which grants of options, restricted shares, restricted units or other rights to acquire shares may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	—	—	978,129
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	978,129

CHANGE IN CONTROL SEVERANCE AGREEMENTS, EQUITY AWARD VESTING AND OTHER TERMINATION POLICIES
Change in Control Severance Agreements of Messrs. Bortz, Martz and Fisher
The Company previously entered into agreements with its named executive officers (in connection with our IPO in 2009 in the cases of Messrs. Bortz and Martz and in March 2010 in the case of Mr. Fisher) to provide benefits to each in the event his employment is terminated in certain circumstances. The Compensation Committee reviews the terms of these change in control severance agreements annually. As described in more detail below, because each named executive officer’s severance payment is derived from his annual base salary and other annual incentive compensation, the effect on severance payments is one of the factors the Compensation Committee considers when annually reviewing each named executive officer’s total compensation and change in control severance agreement terms.
The change in control severance agreements for Messrs. Bortz and Martz became effective on December 14, 2009 and for Mr. Fisher on March 5, 2010, each for an initial term of three years. The term of each agreement is automatically extended for an additional year on each anniversary date of the effective date of the change in control severance agreement beginning on the third anniversary of the effective date of the change in control severance agreement unless, not less than six months prior to the termination of the then-existing term, the Board provides notice to the executive of its intent not to extend the term further. On December 14, 2013 and March 5, 2014, the term of each change in control severance agreement for Messrs. Bortz and Martz and for Mr. Fisher, respectively, was automatically extended by one year. Each of the named executive officers may terminate his agreement prior to the expiration of the term as described below.
Termination Without Cause (in Connection With, Or Within One Year After, A Change in Control) and Resignation For Good Reason
The agreement provides that upon the termination of the executive either by the Company without “Cause” in connection with, or within one year after, a change in control of the Company or the voluntary resignation by the executive, upon 30 days’ prior written notice to the Company, for “Good Reason,” the executive will be entitled to the following severance payments and benefits:

•	a lump sum cash payment equal to the sum of his annual base salary, annual cash target incentive bonus and accrued vacation time earned but not paid to the date of termination;

•
a lump sum cash payment equal to the product of three (in the case of Mr. Bortz) or two (in the case of Messrs. Martz and Fisher) times the sum of (x) his then-current annual base salary plus (y) the greater of (i) the bonus most recently paid to him and (ii) the average of the annual cash incentive bonuses paid to him with respect to the three most recent fiscal years ending before the date of termination;

•
a lump sum cash payment equal to three (in the case of Mr. Bortz) or two (in the case of Messrs. Martz and Fisher) times the annual premium or cost (including amounts paid by him) for his health, dental, disability and life insurance benefits; and

•
such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company (including accelerated vesting of equity awards as discussed below under “—Vesting of Long-Term Equity Incentive Awards”).

Termination Without Cause (and Without A Change in Control)
If the executive is terminated without “Cause” and not in connection with or within one year of a change in control of the Company, the executive will be entitled to the following severance payments and benefits:

•	a lump sum cash payment equal to the sum of his annual base salary, annual cash target incentive bonus and accrued vacation time earned but not paid to the date of termination;

•
a lump sum cash payment equal to the sum of (x) his then-current annual base salary, plus (y) the greater of (i) the bonus most recently paid to him and (ii) the average of the annual cash incentive bonuses paid to him with respect to the three most recent fiscal years ending before the date of termination;

•
a lump sum cash payment equal to the product of one (in the case of Mr. Bortz) or two-thirds (in the case of Messrs. Martz and Fisher) times the annual premium or cost (including amounts paid by him) for his health, dental, disability and life insurance benefits; and

•
such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company (including accelerated vesting of equity awards as discussed below under “—Vesting of Long-Term Equity Incentive Awards”).

Termination For Cause and Resignation Without Good Reason
If the Company terminates the executive for “Cause” or the executive voluntarily terminates his employment without “Good Reason,” the executive will be entitled to the following severance payments and benefits:

•	a lump sum cash payment equal to the sum of his annual base salary and accrued vacation time earned but not paid to the date of termination; and

•
such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company (including accelerated vesting of equity awards as discussed below under “—Vesting of Long-Term Equity Incentive Awards”).

Other Key Change in Control Severance Agreement Terms
As a condition of any severance payment and related benefits described above, each of Messrs. Bortz, Martz and Fisher has agreed to a general release of any and all claims relating to the named executive officer’s employment. In addition, each of Messrs. Bortz, Martz and Fisher has agreed that while his change in control severance agreement is in force and for a one-year period following the Company’s termination of the executive for “cause” or the executive voluntarily terminates his employment without “good reason,” he will not solicit, hire or recruit employees of, or persons who have worked for, the Company or any of its affiliates either directly or indirectly for his own account or for another party.
Under the terms of their change in control severance agreements, each of Messrs. Bortz, Martz and Fisher is entitled to a tax gross-up payment under certain conditions for the parachute payment excise tax in the event that his employment is terminated in connection with a change in control.
Below is a list of terms and their meanings as defined in each named executive officer’s change in control severance agreement:

•	“Cause” shall mean that the Board concludes, in good faith and after reasonable investigation, that:

•	the executive has been charged with conduct which is a felony under the laws of the United States or any state or political subdivision thereof;

•	the executive engaged in conduct relating to the Company constituting material breach of fiduciary duty, willful misconduct (including acts of employment discrimination or sexual harassment) or fraud;

•	the executive breached the non-solicitation obligations or covenants of his change in control severance agreement in any material respect; or

•
the executive materially failed to follow a proper directive of the Board within the scope of the executive’s duties (which shall be capable of being performed by the executive with reasonable effort) after written notice from the Board specifying the performance required and the executive’s failure to perform within 30 days after such notice. No act, or failure to act, on the executive’s part shall be deemed “willful” unless done, or omitted to be done, by the executive not in good faith or if the result thereof would be unethical or illegal.

•	“Change in Control” shall mean a change in control of the Company if:

•
any “person” as such term is used in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof except that such term shall not include (A) the Company or any of its subsidiaries, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company’s common shares, or (E) any person or group as used in Rule 13d-1(b) under the Exchange Act, is or becomes the Beneficial Owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power or common shares of the Company;

•
during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new trustee (other than (A) a trustee designated by a person who has entered into an agreement with the Company to effect a transaction described in this definition of “Change in Control” or (B) a trustee whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of trustees of the Company) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the trustees then still in office who either were trustees at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

•
there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, more than 50% of the combined voting power and common shares of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

•
there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect, including a liquidation) other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than 50% of the combined voting power and common shares of which is owned by shareholders of the Company in substantially the same proportions as their ownership of the common shares of the Company immediately prior to such sale.

•	“Good Reason” shall mean the occurrence, without the executive’s prior written consent, of any of the following in connection with or within one year after a Change in Control:

•	any material reduction of the executive’s base salary or target bonus as a percentage of base salary;

•
any material adverse change in the executive’s duties or responsibilities, including assignment of duties inconsistent with his position, significant adverse alteration of the nature or status of responsibilities or the conditions of employment or any material diminution in authority, duties, or responsibilities, including, without limitation, any such material adverse change that results from a transaction pursuant to which the Company ceases to be a publicly traded lodging or hospitality company that is qualified as a REIT for federal income tax purposes and is subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act;

•	any material diminution in the authority, duties, or responsibilities of the supervisor to whom the Executive is required to report; or

•	the relocation of the Company’s headquarters and/or the executive’s regular work address to a location which requires the Executive to travel more than fifty miles from the Executive’s residence.
Vesting of Long-Term Equity Incentive Awards
The terms of the time-based LTIP unit and restricted Common Share awards granted to each of Messrs. Bortz, Martz and Fisher provide that:

•	upon a change in control of the Company, unvested awards vest;

•	upon termination of the executive’s employment with the Company because of his death or disability, the unvested awards vest;

•	upon resignation of the executive for good reason (which must be in connection with or within one year after a change in control), unvested awards vest;

•	upon termination of the executive’s employment with the Company without cause, the unvested awards vest; and

•	upon termination of the executive’s employment with the Company for cause, the unvested awards are forfeited.
Except as described above, any awards that are unvested at the time the executive terminates his employment with the Company are forfeited.

TERMINATION PAYMENT TABLE
The following table indicates the cash amounts, accelerated vesting and other payments and benefits that the named executive officers would be entitled to receive under various circumstances pursuant to the terms of the 2009 Equity Incentive Plan, the agreements governing awards made under the 2009 Equity Incentive Plan and their change in control severance agreements. The table assumes that termination of the named executive officer from the Company under the scenario shown occurred on December 31, 2013.

Name and Termination Scenario	Cash Payment(1)	Acceleration of Vesting of Long-Term Equity Incentive Awards(2)	Excise Tax Gross-Up Payments(3)	Total
Jon E. Bortz — Chairman, President and Chief Executive Officer
By Company For Cause or By Employee Without Good Reason(4)	—	Not applicable	Not applicable	—
Upon Death or Disability	—	$15,516,728	Not applicable	$15,516,728
With A Change in Control – For Good Reason or Without Cause	$5,576,478	$15,516,728	$9,309,970	$30,403,176
Without A Change in Control – For Good Reason(4)	—	Not applicable	Not applicable	—
Without A Change in Control – Without Cause	$2,341,048	$15,516,728	Not applicable	$17,857,776
Raymond D. Martz — Executive Vice President, Chief Financial Officer, Treasurer and Secretary
By Company For Cause or By Employee Without Good Reason(4)	—	Not applicable	Not applicable	—
Upon Death or Disability	—	$6,215,673	Not applicable	$6,215,673
With A Change in Control – For Good Reason or Without Cause	$2,278,750	$6,215,673	$4,108,021	$12,602,444
Without A Change in Control – For Good Reason(4)	—	Not applicable	Not applicable	—
Without A Change in Control – Without Cause	$1,354,250	$6,215,673	Not applicable	$7,569,923
Thomas C. Fisher — Executive Vice President and Chief Investment Officer
By Company For Cause or By Employee Without Good Reason(4)	—	Not applicable	Not applicable	—
Upon Death or Disability	—	$5,984,604	Not applicable	$5,984,604
With A Change in Control – For Good Reason or Without Cause	$2,278,750	$5,984,604	$3,961,273	$12,224,627
Without A Change in Control – For Good Reason(4)	—	Not applicable	Not applicable	—
Without A Change in Control – Without Cause	$1,354,250	$5,984,604	Not applicable	$7,338,854
________________

(1)	This column assumes that there was neither accrued but unpaid base compensation nor vacation time earned but unpaid as of December 31, 2013.

(2)
Amounts in this column reflect accelerated vesting of awards of LTIP units, restricted Common Shares and performance-based equity awards granted pursuant to our 2009 Equity Incentive Plan that were outstanding at December 31, 2013. Additional restricted Common Share awards and performance-based equity awards were made to Messrs. Bortz, Martz and Fisher after December 31, 2013. Pursuant to SEC rules, for purposes of this table the market value per unvested LTIP unit, restricted Common Share and Common Share due upon vesting of a performance-based equity award is assumed to be $30.76, the closing market price per Common Share at the end of the last completed fiscal year, December 31, 2013. If the performance period had ended as of December 31, 2013, each executive would have vested at the maximum level of the performance-based equity awards then outstanding. For purposes of this table, performance-based share and unit grants are assumed to vest at the target level of performance. The “founders” LTIP Class A units reached parity with Common Shares in April 2011. The LTIP Class B units granted in December 2013 have not yet reached parity, however, for purposes of the above table, parity is assumed to have occurred. For more information regarding the Company’s assumptions made in the valuation of the

Company’s equity awards, see Note 8 to the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

(3)
Amounts in this column reflect payment to the named executive officer in an amount equal to the federal excise tax on qualifying termination compensation (the “Excise Tax Payment”) plus all federal and state income taxes payable with respect to the Excise Tax Payment. The amounts shown assume tax rates for the named executive officer of 39.6% federal, 5.75% state, 2.35% Medicare and 20% excise, and do not account for local taxes.

(4)
No payments are made and no vesting occurs if the Company terminates the executive for "cause" or the executive resigns without "good reason." Similarly, because "good reason" requires a change in control to have occurred, no payments are made and no vesting occurs if the executive resigns with "good reason" without a change in control having first occurred.

DOUBLE-TRIGGER CASH STAY BONUS
In order to promote retention of our named executive officers following a change in control event, the Company has a program to encourage continued employment following such an event. If, and only if, (i) a change in control event occurs and (ii) a named executive officer remains employed by the Company on the first anniversary of that change in control event, that named executive officer is entitled to receive a lump sum cash stay bonus. A named executive officer cannot receive a cash stay bonus in addition to any of the termination payments described above. For each named executive officer, the cash stay bonus is equal to the sum of the executive’s base salary plus the greater of (x) the bonus most recently paid to the executive and (y) the average amount of the bonuses paid to the executive with respect to the three most recent fiscal years. Assuming that a change in control occurred on December 31, 2013 and that each of Messrs. Bortz, Martz and Fisher remained with the Company at least until December 31, 2014, their cash stay bonuses would have been $1,530,000, $848,800 and $848,800, respectively, based on the amount of their 2013 actual cash incentive bonuses and their 2013 base salaries.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
The following table sets forth the beneficial ownership of Common Shares, as of March 24, 2014, for each shareholder of the Company that is known to the Company to be the beneficial owner of more than 5% of Common Shares based upon filings made with the SEC. The percentages shown in this table are calculated as of that date, on which date 63,895,085 Common Shares were outstanding.

Name of Beneficial Owner	Common Shares Beneficially Owned(1)
	Number	Percent of Total
The Vanguard Group, Inc.(2)	7,998,067	12.5%
BlackRock, Inc.(3)	4,733,212	7.4%
Vanguard Specialized Funds - REIT Index(4)	4,163,755	6.5%
T. Rowe Price Associates, Inc.(5)	3,849,368	6.0%
Cohen & Steers, Inc.(6)	3,332,918	5.2%
________________

(1)
The number of Common Shares beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. The number of Common Shares held by the shareholders who filed statements on Schedule 13G as described in other footnotes to this table is current as of the date of the filing of their Schedules 13G.

(2)
The number of Common Shares and the information in this footnote are based on a statement on Schedule 13G filed with the SEC on February 12, 2014 by The Vanguard Group, Inc. (“Vanguard”). Vanguard has sole voting power over 170,374 shares, sole dispositive power over 7,911,093 shares and shared dispositive power over 86,974 shares. Vanguard Fiduciary Trust Company (“VFTC”), a wholly owned subsidiary of Vanguard, is the beneficial owner of 86,974 shares as a result of its serving as investment manager of collective trust accounts. VFTC directs the voting of these shares. Vanguard Investments Australia, Ltd. (“VIA”), a wholly owned subsidiary of Vanguard, is the beneficial owner of 83,400 shares as a result of its serving as investment manager of collective trust accounts. VIA directs the voting of these shares. Vanguard has its principal business office at 100 Vanguard Blvd., Malvern, PA 19355.

(3)
The number of Common Shares and the information in this footnote are based on a statement on Schedule 13G filed with the SEC on January 31, 2014 by BlackRock, Inc. (“BlackRock”). BlackRock has sole voting power over 4,518,329 shares and sole dispositive power over 4,733,212 shares. BlackRock has its principal business office at: 40 East 52nd Street, New York, NY 10022.

(4)
The number of Common Shares and the information in this footnote are based on a statement on Schedule 13G filed with the SEC on February 4, 2014 by Vanguard Specialized Funds - Vanguard REIT Index Fund (“Vanguard REIT”). Vanguard REIT has sole voting power over 4,163,755 shares. Vanguard REIT has its principal business office at 100 Vanguard Blvd., Malvern, PA 19355.

(5)
The number of Common Shares and the information in this footnote are based on a statement on Schedule 13G filed with the SEC on February 11, 2014 by T. Rowe Price Associates, Inc. (“Price Associates”). Price Associates has sole voting power over 419,300 shares and sole dispositive power over 3,849,368 shares. Price Associates has its principal business office at: 100 E. Pratt Street, Baltimore, MD 21202.

(6)
The number of Common Shares and the information in this footnote are based on a statement on Schedule 13G filed with the SEC on February 14, 2014 by Cohen & Steers, Inc. (“Cohen”). Cohen has sole voting power over 863,774 shares and sole dispositive power over 3,332,918 shares. Cohen has its principal business office at: 280 Park Avenue, 10th Floor, New York, NY 10017.

Security Ownership of Management
The following table sets forth the beneficial ownership of our equity securities, as of March 24, 2014, for each of our named executive officers, each trustee and all trustees and executive officers as a group. As of that date, 63,895,085 Common Shares and 5,600,000 7.875% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest of the Company (“Series A Preferred Shares”) were outstanding. No executive officer or trustee owned any of the 3,400,000 8.00% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest of the Company (“Series B Preferred Shares”) or the 4,000,000 6.50% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest of the Company (“Series C Preferred Shares”) then outstanding. Except as otherwise indicated, the shareholders listed exercise sole voting and dispositive power over the shares. No shares have been pledged as security by any trustee or executive.

Name of Beneficial Owner	Common Shares Beneficially Owned(1)		Series A Preferred Shares Beneficially Owned(2)
	Number	Percent of Total	Number	Percent of Total
Jon E. Bortz	601,953(3)	*	—	—
Raymond D. Martz	114,593(4)	*	—	—
Thomas C. Fisher	56,368(5)	*	—	—
Cydney C. Donnell	12,533	*	—	—
Ron E. Jackson	23,446	*	—	—
Phillip M. Miller	6,084	*	—	—
Michael J. Schall	23,061(6)	*	—	—
Earl E. Webb	8,172	*	4,000	*
Laura H. Wright	11,338	*	2,000	*
All trustees and executive officers as a group (9 persons)(3)(4)(5)	857,548	*	6,000	*
________________
* Represents less than one percent of class.

(1)	The number of Common Shares beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

(2)	The number of Series A Preferred Shares beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

(3)
This amount includes 40,944 shares of unvested restricted Common Shares granted under the 2009 Equity Incentive Plan and does not include 398,454 LTIP units held by Mr. Bortz. See “Outstanding Equity Awards at Fiscal Year-End” table for details regarding vesting schedules of these restricted Common Shares.

(4)
This amount includes 16,883 shares of unvested restricted Common Shares granted under the 2009 Equity Incentive Plan and does not include 111,725 LTIP units held by Mr. Martz. See “Outstanding Equity Awards at Fiscal Year-End” table for details regarding vesting schedules of these restricted Common Shares.

(5)
This amount includes 16,883 shares of unvested restricted Common Shares granted under the 2009 Equity Incentive Plan and does not include 87,230 LTIP units held by Mr. Fisher. See “Outstanding Equity Awards at Fiscal Year-End” table for details regarding vesting schedules of these restricted Common Shares.

(6)	Mr. Schall disclaims beneficial ownership with respect to one-half of these shares.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act requires the Company’s executive officers and trustees, and persons who own more than 10% of a registered class of the Company’s equity securities (“10% Holders”), to file reports of ownership and changes in ownership with the SEC. Officers, trustees and 10% Holders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2013 the executive officers, trustees and 10% Holders timely filed all reports they were required to file under Section 16(a).
OTHER MATTERS
Solicitation of Proxies
The cost of solicitation of proxies will be paid by the Company. The trustees, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding Common Shares in their names or in the names of their nominees, which are beneficially owned by others, to send appropriate solicitation materials to such beneficial owners. The Company will reimburse such holders for their reasonable expenses.
The Company will employ Broadridge Financial Solutions to receive and tabulate the proxies.
Shareholder Proposals
Shareholder proposals intended to be presented at the 2015 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than November 21, 2014 in order to be considered for inclusion in the Company’s Proxy Statement relating to the 2015 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”).
Our bylaws currently provide that in order for a shareholder proposal to be presented at our 2015 Annual Meeting of Shareholders, other than a shareholder proposal included in the Company’s Proxy Statement pursuant to Rule 14a-8, it must be received at our principal executive offices no earlier than the close of business on December 22, 2014, and no later than January 21, 2015. If the 2015 Annual Meeting of Shareholders is scheduled to take place before April 21, 2015 or after June 22, 2015, then notice must be delivered no earlier than the close of business on the 150th day prior to the 2015 Annual Meeting of Shareholders and not later than the close of business on the later of the 120th day prior to the 2015 Annual Meeting of Shareholders or the tenth day following the day on which public announcement of the date of the 2015 Annual Meeting of Shareholders is first made by the Company. Any such proposal should be mailed to: Pebblebrook Hotel Trust, 2 Bethesda Metro Center, Suite 1530, Bethesda, Maryland 20814, Attn: Secretary.

Additional Matters
The Board of Trustees does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.
Requests for Annual Report on Form 10-K
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, including the financial statements and the financial statement schedules, may be obtained without charge at our website at www.pebblebrookhotels.com. Information at, or connected to, our website is not and should not be considered part of this Proxy Statement. If you would like to receive a complimentary copy of the Annual Report on Form 10-K, please submit a written request to: Pebblebrook Hotel Trust, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

BY ORDER OF THE BOARD OF TRUSTEES

Raymond D. Martz
Secretary
Bethesda, Maryland
March 28, 2014

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 20, 2014. Have your notice or proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 20, 2014. Have your notice or proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Trustees recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Trustees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Jon E. Bortz 02 Cydney C. Donnell 03 Ron E. Jackson 04 Phillip M. Miller 05 Michael J. Schall
06 Earl E. Webb 07 Laura H. Wright

The Board of Trustees recommends you vote FOR proposals 2. and 3.

NOTE: The proxies are authorized to vote in their discretion upon other matters that may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000195127_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and Annual Report is/are available at www.proxyvote.com .

PEBBLEBROOK HOTEL TRUST
Annual Meeting of Shareholders
May 21, 2014 9:00 AM
This proxy is solicited by the Board of Trustees

The shareholder(s) hereby appoint(s) Jon E. Bortz and Raymond D. Martz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of beneficial interest of PEBBLEBROOK HOTEL TRUST that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 09:00 AM, Eastern Time, on May 21, 2014, at the DoubleTree by Hilton Bethesda-Washington DC, 8120 Wisconsin Avenue, Bethesda, Maryland 20814, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Trustees.

0000195127_2 R1.0.0.51160

Continued and to be signed on reverse side